SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

GREEN PLAINS RENEWABLE ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 25, 2011

Dear Shareholder,

You are cordially invited to attend the 2011 Annual Meeting of Shareholders of Green Plains Renewable Energy, Inc. to be held at 10:00 a.m., Central Time, on Wednesday, May 4, 2011 at the Doubletree Hotel & Executive Meeting Center located at 1616 Dodge Street, Omaha, Nebraska.

A Notice of Annual Meeting of Shareholders, Proxy Statement containing information about matters to be acted upon, Proxy Card and 2010 Annual Report are enclosed.

Please use this opportunity to take part in the affairs of your company. Whether or not you plan to attend the Annual Meeting of Shareholders, please complete, date, sign and return the accompanying Proxy Card in the enclosed postage-paid envelope, or vote via the Internet or telephone. Please refer to the enclosed Proxy Card for instructions on voting via the Internet or telephone or, if your shares are registered in the name of a broker or bank, please refer to the information forwarded by the broker or bank to determine if Internet or telephone voting is available to you. If you attend the Annual Meeting of Shareholders, you may revoke the proxy and vote in person.

On behalf of the Board of Directors, we appreciate your continued interest in your company.

Sincerely,

Wayne B. Hoovestol

Chairman of the Board of Directors

GREEN PLAINS RENEWABLE ENERGY, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on May 4, 2011

The 2011 Annual Meeting of Shareholders (the “Annual Meeting”) of Green Plains Renewable Energy, Inc. (the “Company”) will be held at 10:00 a.m., Central Time, on Wednesday, May 4, 2011 at the Doubletree Hotel & Executive Meeting Center located at 1616 Dodge Street, Omaha, Nebraska, for the following purposes:

1.	To elect three directors to serve three-year terms that expire at the 2014 annual meeting;

2.	To approve an amendment to the Company’s 2009 Equity Incentive Plan increasing the aggregate number of shares that may be issued as stock-based awards;

3.	To approve an amendment to the Company’s Articles of Incorporation increasing the number of shares authorized for issuance;

4.	To cast an advisory vote on the Company’s executive compensation;

5.	To cast an advisory vote on the frequency of holding an advisory vote on executive compensation; and

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote “For” all nominees in Proposal 1, and “For” Proposals 2, 3 and 4, and that you select “three years” on Proposal 5.

The foregoing items are more fully described in the accompanying Proxy Statement. The Company has fixed the close of business on March 15, 2011 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Each share of the Company’s Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for Shareholder Meeting to be held on May 4, 2011. Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. Instead of mailing paper copies of our proxy materials, we sent shareholders the Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 4, 2011 with instructions for accessing the proxy materials and voting via the Internet (the “Notice”). The Notice was mailed on or about March 25, 201l. The Notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. This Notice and Proxy Statement and our 2010 Annual Report may be accessed at www.edocumentview.com/GPRE.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS PROVIDED IN THE ENCLOSED MATERIALS. IF YOU REQUESTED A PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors,

Michelle S. Mapes

Corporate Secretary

Omaha, Nebraska

March 25, 2011

GREEN PLAINS RENEWABLE ENERGY, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

to be held on May 4, 2011

INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

Introduction

This Proxy Statement is being furnished to holders of Green Plains Renewable Energy, Inc. (the “Company”) common stock, $0.001 par value per share (the “Common Stock”), in connection with the solicitation by and on behalf of the Board of Directors (the “Board”) of the Company of proxies to be used at the 2011 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at 10:00 a.m., Central Time, on Wednesday, May 4, 2011 at the Doubletree Hotel & Executive Meeting Center located at 1616 Dodge Street, Omaha, Nebraska, and any adjournment or postponement thereof. The purpose of the Annual Meeting is to elect three directors, ratify an amendment to the Company’s 2009 Equity Incentive Plan increasing the number of shares authorized for issuance as stock-based awards, approve an amendment to the Articles of Incorporation increasing the number of authorized shares of the Company’s Common Stock, to solicit advisory votes on the Company’s executive compensation program and how frequently such votes should occur, and to transact such other business as may properly come before the meeting. This Proxy Statement, the Notice of Annual Meeting of Shareholders, the accompanying Proxy Card and our 2010 Annual Report are first being made available to shareholders entitled to vote at the Annual Meeting on or about March 25, 2011.

Notice Regarding Internet Availability of Proxy Materials

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”) in 2007, the Company is making this Proxy Statement and its 2010 Annual Report available to shareholders electronically via the Internet. On or before March 25, 2011, we mailed to our shareholders of record the “Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 4, 2011” (the “Notice”). All shareholders will be able to access this Proxy Statement and our 2010 Annual Report on the website referred to in the Notice or request to receive printed copies of the proxy materials. Instructions on how to access the proxy materials on the Internet or to request a printed copy may be found in the Notice.

Electronic Access

The Notice will provide you with instructions on how to view our proxy materials for the Annual Meeting on the Internet. The website on which you will be able to view our proxy materials will also allow you to choose to receive future proxy materials electronically by email, which will save us the cost of printing and mailing documents to you. If you choose to receive future proxy statements by email, you will receive an email next year with instructions containing a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Record Date, Outstanding Shares and Quorum

The Company has fixed the close of business on March 15, 2011 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof (the “Record Date”). There were 36,417,647 shares of Common Stock issued and outstanding at the close of business on the Record Date. Holders of record of the Company’s Common Stock on the Record Date are entitled to cast one vote per share, exercisable in person or by properly executed proxy, with respect to each matter to be considered by them at the Annual Meeting.

The presence, in person or by properly executed proxy, at the Annual Meeting of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote shall constitute a quorum. Proxies that are marked to “withhold authority” with respect to the election of directors and proxies for which no instructions are given will be counted for purposes of determining the presence of a quorum.

Proxy Voting and Revocability of Proxies

Common Stock, represented by the proxies received pursuant to this solicitation and not timely revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in properly submitted proxies. If no instructions are indicated, such shares will be voted as recommended by the Board. If any other matters are properly presented to the Annual Meeting for action, the person(s) named in the enclosed form(s) of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Broker non-votes and abstentions are not treated as votes cast for purposes of any of the matters to be voted on at the meeting.

A holder of Common Stock who has given a proxy may revoke it prior to its exercise by providing written notice of revocation or a later-dated proxy to the Secretary of the Company at any time before the closing of the polls at the meeting, or by voting in person at the meeting. Any written notice revoking a proxy should be sent to: Green Plains Renewable Energy, Inc., Attention: Michelle S. Mapes, Corporate Secretary, 9420 Underwood Avenue, Suite 100, Omaha, Nebraska 68114. Attendance in person at the Annual Meeting does not itself revoke a proxy; however, any shareholder who attends the Annual Meeting may revoke a previously submitted proxy by voting in person.

Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock. If your shares are registered directly in your name with the Company’s transfer agent, with respect to those shares, you are considered the “shareholder of record” or a “registered shareholder” and these materials were sent to you directly by the Company. If you are a shareholder of record, you may vote in person at the Annual Meeting.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name, and that organization should have forwarded these materials to you. As the beneficial owner, you have the right to direct your broker, bank or nominee holding your shares how to vote and are also invited to attend the Annual Meeting. Please refer to the information forwarded by your broker or bank for instructions on how to direct their vote. However, since you are not a shareholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the shareholder of record.

If you are a registered shareholder, there are four ways to vote:

•

By going to the Internet website indicated on your proxy card or voting instruction card and following the instructions provided (you will need the control number that is included in the Notice of Internet Availability of Proxy Materials);

•

By calling the toll-free telephone number indicated on your proxy card or voting instruction card (you will need the control number that is included in the Notice of Internet Availability of Proxy Materials);

•	By signing, dating and returning the Proxy Card if you request to receive your proxy materials by mail; or

•	By written ballot in person at the Annual Meeting.

Your shares will be voted as you indicate. If you do not indicate your voting preferences, the appointed proxies will vote your shares “For” all nominees in Proposal 1, and “For” Proposals 2, 3 and 4, and will select “three years” on Proposal 5.

Broker Non-Votes

Broker non-votes occur when nominees, such as brokers and banks holding shares on behalf of the beneficial owners, are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions at least ten days before the Annual Meeting date. If no instructions are given within that time frame, the nominees may vote those shares on matters deemed “routine” by the New York Stock Exchange. On non-routine matters, nominees cannot vote without instructions from the beneficial owner, resulting in so-called “broker non-votes.” Broker non-votes are not counted for the purposes of determining the number of shares present in person or represented by proxy on any voting matter. All proposals are considered non-routine.

Expenses and Methods of Solicitation

The Company will bear the expense of soliciting proxies. In addition to the use of the mail and Internet, proxies may be solicited personally, or by telephone or other means of communications, by directors, officers and employees of the Company and its subsidiaries who will not receive additional compensation therefor. The Company will reimburse banks, brokerage firms and nominees for their reasonable expenses in forwarding proxy solicitation materials to beneficial owners of shares held of record by such banks, brokerage firms and nominees.

Vote Required

The affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of the Common Stock, assuming a quorum is present, is required to elect each director. The three persons receiving the greatest number of votes at the Annual Meeting shall be elected as directors. Since only affirmative votes count for this purpose, broker non-votes or votes withheld will not affect the outcome of the voting on Proposal 1. The affirmative vote of a majority of the votes cast at the annual meeting by the holders of the common stock, assuming a quorum is present is required to approve Proposals 2, 3 and 4. Since only votes cast count for this purpose, broker non-votes and abstentions will not affect the outcome of the voting on Proposals 2, 3 and 4. With respect to Proposal 5, the alternative receiving the greatest number of votes will be the frequency that shareholders approve.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors

Prior to and immediately following the October 15, 2008 merger with VBV LLC and its subsidiaries (the “VBV merger transaction”), the Company was governed by a nine-member Board of Directors. Pursuant to a shareholders’ agreement entered into in connection with the VBV merger transaction (the “Shareholders’ Agreement”), two wholly-owned subsidiaries of NTR plc had the right, as long as they collectively owned at least 33.5% of the Company’s outstanding Common Stock, to designate four individuals (the “NTR nominees”) to be nominated for election as directors. The initial NTR nominees were Jim Anderson, Jim Barry, James Crowley and Michael Walsh. Similarly, as long as Wilon Holdings, S.A. (“Wilon”) owns at least 2.5% of the Company’s outstanding Common Stock, it will have the right to designate one individual to be nominated for election as a director. Wilon’s nominee was Alain Treuer. Directors Gordon Glade, Gary Parker, Brian Peterson and Wayne Hoovestol continued to serve on the Board after the merger. The Shareholders’ Agreement also provides that each committee of the Board shall, subject to applicable director independence rules, include at least two NTR nominees or one NTR nominee and one Wilon nominee. The NTR subsidiaries’ ownership recently has dropped below the level contractually required to designate four individuals to our Board and to the Board committees. However, NTR continues to hold a significant percentage of our stock and is the Company’s largest shareholder. Except for the Wilon nominee, the directors will be nominated for election by the Board of Directors or the shareholders in accordance with the Company’s bylaws and Nominating Committee procedures, as outlined below. The Company has agreed to cause the Wilon nominee to be nominated for election as a director of the Company and has agreed to solicit proxies for the election of such nominee and recommend that shareholders vote in favor of such nominee.

The Board currently consists of ten members, divided into three groups. One group of directors is elected at each annual meeting of shareholders for a three-year term. Each year a different group of directors is elected on a rotating basis. Jim Anderson, Wayne Hoovestol and Michael Walsh are up for re-election at the 2011 Annual Meeting (to serve until the 2014 annual meeting or until their respective successors shall be elected and qualified). However, Michael Walsh has chosen not to stand for re-election to the Board due to a change in his role at NTR. The Nominating Committee recommended and the Board nominated for re-election Jim Anderson and Wayne Hoovestol along with new Board candidate Michael McNicholas, Deputy Chief Executive Officer of NTR, in place of the position currently held by Michael Walsh. The terms of Jim Barry, Todd Becker, Brian Peterson and Alain Treuer (the Wilon nominee) expire at the 2012 annual meeting. The terms of James Crowley, Gordon Glade and Gary Parker expire at the 2013 annual meeting.

Director Independence

A director is independent if, in the opinion of the Board, he or she has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and otherwise satisfies the independence requirements of applicable Nasdaq Stock Market (“NASDAQ”) and Securities and Exchange Commission rules. The Board has reviewed the independence of its current directors and nominees and found that, except for Mr. Becker and Mr.  Hoovestol due to their current or prior positions with the Company, each of them is independent.

Board Meetings, Directors’ Attendance and Shareholder Communications

The Board held eight meetings during 2010. Meetings were conducted via teleconference or in person. No incumbent director attended fewer than seventy-five percent (75%) of the aggregate of Board meetings and committee meetings held on which an incumbent director served during this period. The Company’s policy is to encourage, but not require, Board members to attend annual shareholder meetings. All Board members, except Mr. Anderson, attended the 2010 annual meeting.

Shareholders who would like to send written communications to the Board may do so by submitting such communications to: Green Plains Renewable Energy, Inc., Attention: Michelle S. Mapes, Corporate Secretary, 9420 Underwood Avenue, Suite 100, Omaha, Nebraska 68114. The Board suggests, but does not require, that such submissions include the name and contact information of the shareholder making the submission and a description of the matter that is the subject of the communication. Ms. Mapes will then furnish such information to the Board or appropriate committee of the Board for review.

Board Committees

The Board has standing Audit, Compensation and Nominating Committees.

Audit Committee

The Company has a separately designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Committee is comprised of four directors, all of whom meet the independence standards of NASDAQ and the SEC. Audit Committee members are Jim Anderson, James Crowley, Gordon Glade and Brian Peterson, with Mr. Crowley serving as Chairman. Mr. Crowley has been determined to be an audit committee financial expert as defined in Rule 407(d)(5) of Regulation S-K. During 2010, the Audit Committee held six meetings via teleconference or in person. The Audit Committee Charter, which is reviewed, revised and updated on an annual basis, is posted on the Company’s website at www.gpreinc.com.

The function of the Audit Committee, as detailed in the Audit Committee Charter, is to provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and Company management.

Compensation Committee

The Compensation Committee is comprised of four directors, all of whom meet the independence standards of NASDAQ and the SEC. Compensation Committee members are Jim Anderson, Gary Parker, Alain Treuer and Michael Walsh through August 2010, who was replaced by Jim Barry thereafter, with Mr. Treuer serving as Chairman. During 2010, the Compensation Committee met four times via teleconference or in person. The Compensation Committee Charter is posted on the Company’s website at www.gpreinc.com.

The Compensation Committee establishes the Company’s general compensation policy and, except as prohibited by law, may take any and all actions that the Board could take relating to compensation of directors, executive officers, employees and other parties. The Compensation Committee’s role is to (i) evaluate the performance of the Company’s executive officers, (ii) set compensation for directors and executive officers, (iii) make recommendations to the Board on adoption of compensation plans, and (iv) administer Company compensation plans. When evaluating potential compensation adjustments, the Compensation Committee solicits and considers input provided by the Chief Executive Officer relating to the individual performance and contribution to the Company’s overall performance by executive officers and other key employees.

Pursuant to its charter, the Compensation Committee is empowered to hire outside advisors as it deems appropriate to assist it in the performance of its duties. The Compensation Committee has sole authority to retain or terminate any compensation consultants or advisors and to approve their fees. For additional information on the Compensation Committee’s role, its use of outside advisors and their roles, as well as the Committee’s processes and procedures for the consideration and determination of executive compensation, see “Executive Compensation—Compensation Discussion and Analysis.”

Nominating Committee

The Nominating Committee is comprised of three directors, all of whom meet the independence standards of NASDAQ and the SEC. Nominating Committee members are Jim Barry, Gordon Glade and Gary Parker, with Mr. Barry serving as Chairman. During 2010, the Nominating Committee met two times. The Nominating Committee Charter is posted on the Company’s website at www.gpreinc.com.

The function of the Nominating Committee, as detailed in the Nominating Committee Charter, is to recommend to the Board the slate of director nominees for election to the Board and to identify and recommend candidates to fill vacancies occurring between annual shareholder meetings. The Nominating Committee has established certain broad qualifications in order to consider a proposed candidate for election to the Board. The Nominating Committee has a strong preference for candidates with prior board experience with public companies. The Nominating Committee will also consider such other factors as it deems appropriate to assist in developing a board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors include judgment, skill, diversity (including factors such as race, gender or experience), integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

Board Diversity

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Nominating Committee considers criteria that include the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and ability to act in the interests of all shareholders. Moreover, the Nominating Committee considers the value of diversity of experience on the Board, taking into account the current Board membership, in the director identification and nomination process. The Nominating Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Director Qualifications

Presented below are biographies of each director nominee and continuing director containing information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board to determine that the person should serve as a director for the Company.

It is the policy of the Nominating Committee to consider candidates recommended by security holders, directors, executive officers and other sources, including, but not limited to, third-party search firms. Security holders of the Company may submit recommendations for candidates for the Board. All recommendations shall be submitted in writing to: Green Plains Renewable Energy, Inc., Attention: Michelle S. Mapes, Corporate Secretary, 9420 Underwood Avenue, Suite 100, Omaha, Nebraska 68114. Such submissions should include the name, contact information, a brief description of the candidate’s business experience and such other information as the person submitting the recommendation believes is relevant to the evaluation of the candidate. The Nominating Committee will review all such recommendations. For candidates to be considered for election at the next annual shareholder meeting, the recommendation must be made in accordance with the Company’s bylaws.

The Nominating Committee will evaluate whether an incumbent director should be nominated for re-election to the Board or any committee of the Board upon expiration of such director’s term using the same factors as described above for other Board candidates. The Nominating Committee will also take into account the incumbent director’s performance as a Board member. Failure of any incumbent director to attend at least seventy-five percent (75%) of the Board meetings held in any year of service as a Board member will be viewed negatively by the Nominating Committee in evaluating the performance of such director. The Nominating Committee recommended that the two of the three incumbent directors whose terms of office expire at the 2011 Annual Meeting be included on the ballot for re-election as directors for a three-year term expiring at the 2014 annual meeting. This recommendation was based on a review and evaluation of meeting attendance, knowledge of the industries in which the Company operates and overall contributions to the Board. The third incumbent director whose term of office expires at the 2011 Annual Meeting, Michael Walsh, has chosen not to stand for re-election to the Board due to a change in his role at NTR. The Nominating Committee recommended and the Board nominated Michael McNicholas, Deputy Chief Executive Officer of NTR, in place of the position currently held by Michael Walsh. See the discussion above under Board of Directors regarding the designation of a nominee by Wilon.

Code of Ethics

The Board has adopted a Code of Ethics that applies to its Chief Executive Officer and all senior financial officers, including the Chief Financial Officer, principal accounting officer, other senior financial officers and persons performing similar functions. The full text of the Code of Ethics is published on the Company’s website in the “Investors – Corporate Governance” section. We intend to disclose future amendments to, or waivers from, certain provisions of the Code of Ethics on the Company’s website within five business days following the adoption of such amendment or waiver.

Role in Risk Oversight

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the organization to enable it to understand the Company’s risk identification, risk management and risk mitigation strategies. Additionally, the Board has approved and periodically reviews the Company’s risk management policy, which specifically sets parameters of risk with respect to commodity and hedging positions. When a committee receives a report, the Chairman of the relevant committee reports the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. The risk oversight structure has no effect on the Board’s leadership structure.

Board Leadership Structure

The Board does not have a policy on whether the same person should serve as both the chief executive officer and chairman of the board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best provides appropriate leadership for the Company at that time. Over the last several years, the Company has had each of the following leadership structures, reflecting its circumstances at the time: separate non-employee Chairman and Chief Executive Officer (January 2009 to February 2009 and November 2009 to present); separate Chairman and Chief Executive Officer, with the Chairman being a member of the Company’s management (March 2009 to November 2009); combined Chairman and Chief Executive Officer (October 2008 to December 2008); and separate non-employee Chairman and Chief Executive Officer (prior to October 2008). The Board believes that its current leadership structure, with Mr. Hoovestol, a non-employee serving as the Board Chairman, and Mr. Becker serving as the Chief Executive Officer, is appropriate given the experience of each individual. Both individuals are currently deemed not to be independent. The independent members of the Board meet regularly in executive session. The Board, with guidance from the Nominating Committee, will periodically continue to review its leadership structure.

PROPOSAL 1

ELECTION OF DIRECTORS

Election of Directors

The Board is divided into three classes, with the members of each class serving three-year terms of office. This results in one class standing for election at each annual meeting of shareholders. The Nominating Committee recommended and the Board nominated for re-election Jim Anderson and Wayne Hoovestol along with new Board candidate Michael McNicholas, each to serve a term that expires at the 2014 annual meeting. Michael Walsh has chosen not to stand for re-election to the Board. All of the nominees have consented to being named in this Proxy Statement and have agreed to serve if elected.

Your Proxy Card will be used to vote for the election of the nominees unless you withhold the authority to do so when you submit your proxy. If no instructions are given, your shares will be voted for the three nominees. As explained above, the Company’s directors are elected by the affirmative vote of the plurality of the shares present and entitled to vote. The three persons receiving the greatest number of votes at the Annual Meeting shall be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES

NAMED AS PART OF PROPOSAL 1.

The following paragraphs set forth information about the nominees and the Company’s continuing directors. All director biography information is as of March 25, 2011.

Nominees for Election at the 2011 Annual Meeting

JIM ANDERSON, 53, who has served as a director since October 2008, also serves on the Board’s Audit and Compensation Committees. Mr. Anderson joined The Gavilon Group, LLC in March 2010 as Chief Operating Officer, Fertilizer. Prior to that, he served United Malt Holdings (“UMH”), a producer of malt for use in the brewing and distilling industries, as Chief Executive Officer and member of the board of directors from September 2006 to February 2010. Prior to that, beginning in April 2003, Mr. Anderson served as Chief Operating Officer / Executive Vice President of CT Malt, a joint venture between ConAgra Foods and Tiger Brands of South Africa. Mr. Anderson’s experience in the agricultural processing and trading business includes serving as Senior Vice President and then President of ConAgra Grain Companies. His career also includes association with the firm Ferruzzi USA and as an Operations Manager for Pillsbury Company. Mr. Anderson has a Bachelor of Arts degree with a Finance emphasis from the University of Wisconsin - Platteville. The Board concluded that Mr. Anderson should serve as a director because of his commodity experience and agribusiness knowledge, which provides the Board with a relevant depth of understanding of the Company’s operations.

WAYNE HOOVESTOL, 52, has served as a director since March 2006 and as Chairman of the Board since October 2008. Mr. Hoovestol served as the Company’s Chief Operating Officer from January 2007 to February 2007, Chief Executive Officer from February 2007 to December 2008, and Chief Strategy Officer from March 2009 to November 2009. Mr. Hoovestol no longer is an employee of the Company. Mr. Hoovestol began operating Hoovestol Inc., a trucking company, in 1978. He is also President of Lone Mountain Truck Leasing, which he founded in 2005. Mr. Hoovestol became involved with the ethanol industry as an investor in 1995, and has served on the boards of two other ethanol companies. Mr. Hoovestol also served on the board of CapSource Financial, Inc., a truck trailer sales and leasing company, from May 2005 to March 2007. The Board concluded that Mr. Hoovestol should serve as a director because of his former leadership as chief executive officer, as well as the business perspective he brings to the Board through his ownership of other entities and investments in other ethanol companies.

MICHAEL McNICHOLAS, 50, was appointed as Deputy Chief Executive Officer of NTR plc, a leading international environmental and renewable energy company, in February 2011 after serving as NTR’s Chief Operating Officer since April 2010. Prior to joining NTR, Mr. McNicholas was Executive Director of ESB Energy International, the international investment arm of the Irish energy company, where he served as an employee from August 1982 to March 2010. He has over 25 years of experience in the Irish and international energy industries where he has held senior positions with responsibility for general management, delivery of major capital projects, funding, international energy project investment, managing regulatory environments and competing in open energy markets. Mr. McNicholas serves as a director of NTR and a NTR subsidiary. Mr. McNicholas has a Degree in Engineering from University College Galway. The Board concluded that Mr. McNicholas should serve as a director because his diverse leadership experience in energy industries would be an asset to the Board.

Continuing Directors with Terms Expiring in 2012

JIM BARRY, 44, who has served as a director since October 2008, also serves as Chairman of the Board’s Nominating Committee. Mr. Barry was named as Chief Investment Officer of the renewable power investment team within BlackRock, Inc. in February 2011. Prior to that, he served as Chief Executive Officer of NTR plc from June 2000 to February 2011 after serving as Assistant Chief Executive and General Manager, Development.

Prior to joining NTR, he worked with Bain and Company, a global consulting firm, and in the investment banking division of Morgan Stanley International. Mr. Barry is on the Council of Patrons of Special Olympics Ireland and is a board member of The Ireland Funds. He also sits on a number of Advisory Boards related to activities at Harvard Business School and University College Cork. Mr. Barry has a Masters degree in Business Administration from the Harvard Business School and a Bachelor of Commerce degree from University College Cork. The Board concluded that Mr. Barry should serve as a director because of the proven leadership skills, energy industry expertise and international experience that he brings to the Board.

TODD BECKER, 45, who has served as President and Chief Executive Officer of the Company since January 2009, was appointed as a director in March 2009. Mr. Becker served as the Company’s President and Chief Operating Officer from October 2008 to December 2008. He served as Chief Executive Officer of VBV LLC from May 2007 to October 2008. Mr. Becker was Executive Vice President of Sales and Trading at Global Ethanol from May 2006 to May 2007. Prior to that, he worked for ten years with ConAgra Foods in various management positions including Vice President of International Marketing for ConAgra Trade Group and President of ConAgra Grain Canada. Mr. Becker has over 20 years of related experience in various commodity processing businesses, risk management and supply chain management, along with extensive international trading experience in agricultural markets. Mr. Becker has a Masters degree in Finance from the Kelley School of Business at Indiana University and a Bachelor of Science degree in Business Administration with a Finance emphasis from the University of Kansas. The Board concluded that Mr. Becker should serve as a director because he provides an insider’s perspective about the business and the strategic direction of the Company to Board discussions. His extensive commodity experience and leadership traits make him an essential member of the Board.

BRIAN PETERSON, 47, who has served as a director since 2005, was named to the Board’s Audit Committee in March 2009. Mr. Peterson also served as Executive Vice President in charge of site development from 2005 to October 2008. Mr. Peterson was the sole founder and owner of Superior Ethanol LLC, which was acquired by the Company in 2006. For the last twenty-three years, he has owned and operated grain farming entities which now include acreages in Iowa, Arkansas and South Dakota. Additionally, he built, owns and operates a beef feedlot in northwest Iowa. Mr. Peterson has a Bachelor of Science degree in Agricultural Business from Dordt College. The Board concluded that Mr. Peterson should serve as a director because of his ethanol and grain industry experience, which serves as an important resource to the Board.

ALAIN TREUER, 38, who has served as a director since October 2008, also serves as Chairman of the Board’s Compensation Committee. Mr. Treuer is Chairman and Chief Executive Officer of Tellac Reuert Partners (TRP) SA, a global Investment and Financial Consulting firm. He was appointed Chief Executive in 2004 and became Chairman in 2005. Mr. Treuer has also controlled Wilon Holdings, S.A. since 2006. Prior to joining TRP SA, he was Chairman of TIGC, a global telecommunications company that he founded in 1992 and sold in 2001. Mr. Treuer has a Masters degree in Business Administration from the Graduate School of Business at Columbia University in New York and a Bachelor of Economics degree from the University of St. Gallen in Switzerland. The Board concluded that Mr. Treuer should serve as a director because his business experiences, combined with his education and global acumen, allow him to provide unique operational insights to the Board.

Continuing Directors with Terms Expiring in 2013

JAMES CROWLEY, 64, who has served as a director since October 2008, also serves as Chairman of the Board’s Audit Committee. Mr. Crowley has been the Chairman and Managing Partner of Old Strategic, LLC since July 2006. His previous experience includes service as Chairman and Managing Partner of Strategic Research Institute, President of Global Investment and Merchant Banking at Prudential Securities, and investment banking at Smith Barney Harris Upham & Co. He currently serves on the board and is audit committee chair of Core Molding Technologies and has served on a number of educational and not-for-profit boards. Mr. Crowley has a Masters degree in Business Administration from the Wharton Graduate School of Business at the University of Pennsylvania and a Bachelor of Science degree in Business Administration from

Villanova University. The Board concluded that Mr. Crowley should serve as a director because he qualifies as an audit committee financial expert, possessing the requisite education and business acumen, along with having served on other boards and as an audit committee chair of another company.

GORDON GLADE, 40, who has served as a director since December 2007, also serves on the Board’s Audit and Nominating Committees. For more than the past five years, Mr. Glade has served as President and Chief Executive Officer of AXIS Capital, Inc., a commercial equipment leasing company. In addition, he is a current investor in several other ethanol companies. Mr. Glade also serves as Vice President and a director of the Edgar Reynolds Foundation and as a director of the Brunswick State Bank. Mr. Glade has a Bachelor of Science degree in both Accounting and Finance from Texas Christian University. The Board concluded that Mr. Glade should serve as a director because his business experience, including his experience as an investor in other ethanol companies, provides the Board with valuable perspective.

GARY PARKER, 61, who has served as a director since November 2007, also serves on the Board’s Compensation and Nominating Committees. Mr. Parker is the President, Chief Executive Officer and owner of GP&W Inc., d/b/a Center Oil Company, of St. Louis, Missouri, which he founded in 1986 to market gasoline and other petroleum products. Mr. Parker is also the founder of Center Ethanol Company LLC, which owns a 54 million gallon ethanol plant with rail and barge access on the Mississippi River, located in Sauget, Illinois. He also serves on the board of Reliance Bancshares Inc., a publicly-traded bank holding company. Mr. Parker has a Bachelor of Science degree in Business Administration from Wichita State University. The Board concluded that Mr. Parker should serve as a director because his energy background, including that within the ethanol industry, along with other board experience, is beneficial to the Company.

DIRECTOR COMPENSATION

The Company, upon the recommendation of the Compensation Committee, compensates its directors through a retainer structure for preparation and attendance at Board meetings and committee meetings, and for serving as a committee chairman. During 2010, each non-employee director was paid $30,000 per year for serving on the Board, including serving on Board committees. In addition, the Audit Committee chairman received $15,000 annually, the Compensation Committee chairman received $7,500 annually and the Nominating Committee chairman received $1,250 annually. In addition, Board members are reimbursed for travel and other business-related expenses.

As an employee, Mr. Becker did not receive compensation as a director. See the Summary Compensation Table for information on his compensation. Mr. Hoovestol was an employee until November 2009 and did not receive 2009 director compensation prior to that date.

On May 26, 2010, the Company’s non-employee directors, except Messrs. Barry and Walsh (who declined the grant), each received a grant of 4,374 deferred stock units (DSUs) pursuant to the 2009 Equity Incentive Plan. The award vests after one year. However, until shares are issued pursuant to the DSU agreement, which does not occur until the third anniversary of the grant date, the directors have no voting, dividend or other rights or privileges with respect to the shares. Annual individual DSU grants will be awarded equal to the lesser of $50,000 in value, as measured on the date of grant, or 10,000 DSUs.

The foregoing compensation program was approved in June 2009. The Compensation Committee retained the Hay Group as a consultant during 2010 to evaluate the Company’s non-employee director compensation program and provide recommendations for changes to ensure the Company’s program is market-competitive and consistent with recognized corporate governance “best practices.” Based on their recommendations, the following compensation structure for non-employee directors was adopted effective January 1, 2011. Each non-employee director is to be paid $65,000 per year for serving on the Board, including serving on Board committees. In addition, the Audit Committee chairman is to receive $20,000 annually, the Compensation

Committee chairman is to receive $10,000 annually and the Nominating Committee chairman is to receive $2,000 annually. Additionally, annual individual DSU grants will be awarded equal to $65,000 in value, as measured on the date of grant. Board members are also reimbursed for travel and other business-related expenses.

The following table sets forth 2010 compensation for non-employee directors.

Name	Fees earned or paid in cash ($)	Stock awards ($) (1)	Option awards ($) (1)	All other comp. ($)	Total ($)
Wayne Hoovestol, Chairman	27,500	49,995	-	-	77,495
Jim Anderson	30,000	49,995	-	-	79,995
Jim Barry (2)	31,250	-	-	-	31,250
James Crowley	45,000	49,995	-	-	94,995
Gordon Glade	30,000	49,995	-	-	79,995
Gary Parker	30,000	49,995	-	-	79,995
Brian Peterson	30,000	49,995	-	-	79,995
Alain Treuer	37,500	49,995	-	-	87,495
Michael Walsh (2)	30,000	-	-	-	30,000
(1)	Amounts for “Stock awards” consisting of annual DSU grants in 2010 reflect the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718.
(2)	Director compensation for Messrs. Barry and Walsh is paid to Bioverda US Holdings LLC pursuant to a Director Service Agreement.

EXECUTIVE OFFICERS

The following table provides certain information regarding the Company’s executive officers as of March 25, 2011.

Name	Age	Position
Todd A. Becker	45	President and Chief Executive Officer (and Director)
Jeffrey S. Briggs	46	Chief Operating Officer
Jerry L. Peters	53	Chief Financial Officer
Carl S. (Steve) Bleyl	52	Executive Vice President – Ethanol Marketing
Ronald B. Gillis	61	Executive Vice President – Finance and Treasurer
Michelle S. Mapes	44	Executive Vice President – General Counsel and Corporate Secretary
Michael C. Orgas	52	Executive Vice President – Commercial Operations
Thomas F. Pauldine	52	Executive Vice President – Human Resources
Edgar E. Seward Jr.	43	Executive Vice President – Plant Operations

Biographical information related to Todd Becker, who also serves as a director of the Company, is provided above in this Proxy Statement.

JEFF BRIGGS joined the Company as Chief Operating Officer in November 2009. Mr. Briggs served as a consultant to the Company from July 2009 to November 2009. Prior to his consulting role, he was Founder and General Partner of Frigate Capital, LLC, a private investment partnership investing in small and mid-sized companies, from January 2004 through January 2009. Prior to Frigate, Mr. Briggs spent nearly seven years at Valmont Industries, Inc. as President of the Coatings Division. Prior to Valmont, he acquired and managed an electronic manufacturing company; was Director of Mergers and Acquisitions for Peter Kiewit and Sons; worked for Goldman Sachs in their Equities Division; and served five years as an Officer in the U.S. Navy on a nuclear submarine. Mr. Briggs has a Masters degree in Business Administration from the Harvard Business School and a Bachelor of Science degree in Mechanical Engineering, Thermal and Power Systems from UCLA.

JERRY PETERS joined the Company as Chief Financial Officer in June 2007. Mr. Peters served as Senior Vice President – Chief Accounting Officer for ONEOK Partners, L.P. from May 2006 to April 2007, as its Chief Financial Officer from July 1994 to May 2006, and in various senior management roles prior to that. ONEOK Partners is a publicly-traded partnership engaged in gathering, processing, storage, and transportation of natural gas and natural gas liquids. Prior to joining ONEOK Partners in 1985, he was employed by KPMG LLP as a certified public accountant. Mr. Peters has a Masters degree in Business Administration from Creighton University with a Finance emphasis and a Bachelor of Science degree in Business Administration from the University of Nebraska – Lincoln.

STEVE BLEYL joined the Company as Executive Vice President – Ethanol Marketing in October 2008. Mr. Bleyl served as Executive Vice President – Ethanol Marketing for VBV LLC from October 2007 to October 2008. From June 2003 until September 2007, he served as Chief Executive Officer of Renewable Products Marketing Group LLC, an ethanol marketing company, building it from a cooperative marketing group of five ethanol plants in one state to seventeen production facilities in seven states. Prior to that, Mr. Bleyl worked for over 20 years in various senior management and executive positions in the fuel industry. Mr. Bleyl has a Masters degree in Business Administration from the University of Oklahoma and a Bachelor of Science degree in Aerospace Engineering from the United States Military Academy.

RON GILLIS joined the Company as Executive Vice President – Finance and Treasurer in October 2008. Mr. Gillis served as Chief Financial Officer for VBV LLC from August 2007 to October 2008. From May 2005 until July 2007, he served as Chief Financial Officer of Renewable Products Marketing Group LLC, an ethanol marketing company. Prior to that, Mr. Gillis served for over 20 years in senior financial management, control and audit positions with ConAgra Foods Inc. in the commodity trading area, both domestic and international. Mr. Gillis is a certified management accountant and holds an Honors Commerce degree from the University of Manitoba.

MICHELLE MAPES was named Executive Vice President – General Counsel and Corporate Secretary in November 2009 after joining the Company in September 2009 as its General Counsel. Prior to joining Green Plains, Ms. Mapes was a Partner at Husch Blackwell Sanders, LLP, where for three years she focused her legal practice nearly exclusively in renewable energy. Prior to that, she was Chief Administrative Officer and General Counsel for HDM Corporation. Ms. Mapes served as Senior Vice President – Corporate Services and General Counsel to Farm Credit Services of America from April 2000 to June 2005. Ms. Mapes holds a Juris Doctorate, a Masters degree in Business Administration and a Bachelor of Science degree in Accounting and Finance, all from the University of Nebraska – Lincoln.

MIKE ORGAS joined the Company as Executive Vice President – Commercial Operations in November 2008. Mr. Orgas has extensive experience in supply chain management, logistics, risk management, and strategic planning. From May 2004 to October 2008, he served as the Director of Raw Materials Strategic Sourcing and Risk Management for the Malt-O-Meal Company. From February 2003 to December 2003, Mr. Orgas was a Partner in the Agribusiness/Food Practice of McCarthy & Company, an advisory services firm. Prior to that, he served in various management capacities at ConAgra Foods, Inc. and at General Mills. Mr. Orgas has a Masters degree in Business Management from the University of Montana and a Bachelor of Science degree in Business Administration from the University of Minnesota.

THOMAS PAULDINE was named Executive Vice President – Human Resources in January 2011 after joining the Company in September 2008 as its Vice President – Human Resources. From November 2007 to September 2008, Mr. Pauldine performed human resources consulting services for several domestic and international companies. From April 2003 to November 2007, he served as the Vice President of Human

Resources for First Data Corporation. From August 2002 to April 2003, Mr. Pauldine served as a Senior Human Resources Consultant for Capital One. He served as Director of Global Compensation and Benefits for Starbucks Coffee Company from December 1999 to December 2001. Prior to that, Mr. Pauldine held several human resources and leadership roles, including 14 years with ConocoPhillips serving in multiple domestic and international positions. Mr. Pauldine holds a Bachelor of Science degree in Industrial and Labor Relations from Cornell University.

EDGAR SEWARD joined the Company as Executive Vice President – Plant Operations in October 2008. From May 2006 until October 2008, Mr. Seward served as the General Manager for Indiana Bio-Energy, LLC, a subsidiary of VBV LLC, where he managed development of the Bluffton ethanol plant from its inception through construction, staffing and operations. From January 2004 to April 2006, he served as a General Manager for United Bio-Energy, LLC, where he managed development of and provided technical support for multiple dry mill ethanol facilities. From October 2002 to December 2003, Mr. Seward served as a project manager for ICM, Inc., where he was actively involved in the design and specifications for dry milling technologies and facilities. Prior to that, he served in operations for a bio-technology business in the United Kingdom and in operations management at Aventine Renewable Energy. Mr. Seward has a Masters degree in Business Administration from the University of Illinois and a Bachelor of Science degree in Biology from Culver-Stockton College.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis provides an overview of the Company’s executive compensation program, including:

•	the general compensation philosophy for executive compensation;

•	the material elements of executive compensation and the process the Company follows for making executive compensation decisions; and

•	information about 2010 compensation earned by the following executive officers (“Named Executive Officers”):

¡	Todd A. Becker – President and Chief Executive Officer
¡	Jeffrey S. Briggs – Chief Operating Officer
¡	Michael C. Orgas – Executive Vice President – Commercial Operations
¡	Steve Bleyl – Executive Vice President – Ethanol Marketing
¡	Jerry L. Peters – Chief Financial Officer

Executive Compensation Philosophy

The Compensation Committee has structured the Company’s executive compensation policy based upon the following goals:

•	To attract, motivate and retain talented executive officers and other key employees.

•	To use incentive compensation to reinforce strategic performance objectives.

•	To align the interests of executive officers and key employees with the interests of the Company’s shareholders, such that risks and rewards of strategic decisions are shared.

As described below, compensation for executive officers consists of three components: base compensation, annual performance/bonus awards and long-term incentive compensation. Equity awards are made pursuant to the Company’s 2009 Equity Incentive Plan, which was approved by the Company’s shareholders in May 2009 (the “2009 Equity Incentive Plan”).

Compensation Committee Process and Compensation Consultant

The Compensation Committee is responsible for designing, reviewing and overseeing the administration of the Company’s executive compensation program, and reviewing and approving annually all compensation decisions relating to the Company’s executive officers, including the Named Executive Officers. Generally, all decisions with respect to determining the amount or form of compensation for the Company’s executive officers are made by the Committee in accordance with the methodology described below.

When evaluating potential salary adjustments for executive officers, the Compensation Committee solicits and considers input provided by the Chief Executive Officer relating to the executive’s performance and contribution to the Company’s overall performance. The Chief Executive Officer plays no role in setting his own compensation.

The Compensation Committee has the sole authority from the Board for the appointment, compensation and oversight of the Company’s outside compensation consultant. The Compensation Committee retained the Hay Group as a consultant during 2010 to assist with its responsibilities related to the Company’s executive and Board compensation programs. Hay Group fees for executive compensation consulting to the Compensation Committee during 2010 were $34,305. The executive compensation services provided include assisting in defining the Company’s executive compensation strategy, providing market benchmark information, supporting modifications of incentive compensation plans, advising on the competitiveness of Board compensation, and providing regulatory and governance guidance. During 2010, the Hay Group provided no other services to the Company.

Base Compensation

The Compensation Committee decides on the overall compensation package, of which the base salary is a significant component, for the Company’s executive officers. Market compensation data described below guides the Compensation Committee in the determination of total pay, which includes base pay, bonuses, equity compensation and benefits. The Compensation Committee reviews both national and industry specific compensation data. Each executive is evaluated against the market pay data and adjustments are made based on individual factors such as experience level and job performance. The objective is to fashion a compensation package that will attract and retain talented employees. Individual salaries vary based upon the individual’s level of responsibility, work experience, performance, impact on the business, tenure and potential for advancement within the Company. Individual salaries for newly-hired executive officers and other key employees are determined at the time of hire taking into account the above-factors, other than tenure. To attract quality talent with the expertise to perform required duties, base salaries are established to be consistent with salaries paid to personnel in similar positions in the market. These salaries may be adjusted to consider the overall compensation package, which may include bonuses, incentive pay and other forms of compensation, such as benefits. To retain quality talent, the Compensation Committee may recommend base salary adjustments that are commensurate with increasing job responsibilities and to reflect competitive market data for executive officers of industry-sector firms of similar size and performance. The Hay Group methodology evaluates positions and determines the number of points the position has and then compares such position to positions with similar points. Given the growth the Company has experienced, the Compensation Committee expects that it will continue to evaluate compensation data and methodologies for benchmarking from independent compensation consultants.

For 2010, the base salaries for the Company’s Named Executive Officers were as follows: Todd Becker – $450,000; Jeffrey Briggs – $250,000; Michael Orgas – $250,000; Steve Bleyl – $250,000; and Jerry Peters – $280,000. The Company adjusted base salaries for Todd Becker, Jeff Briggs and Jerry Peters in February 2011 based upon data from the Hay Group.

Annual Performance/Bonus Awards

Annual bonuses are one form of incentive compensation used by the Company to reinforce performance-based objectives and retain key personnel. For 2010, the Compensation Committee established specific performance goals pursuant to the Company’s Short-Term Incentive Plan, which was approved by the Board in January 2010, and set target levels of cash bonuses based on a percentage of base salary. The Short-Term Incentive Plan provides that certain specified employees of the Company may be awarded cash bonuses by the Compensation Committee upon meeting certain specified performance goals or other performance criteria as determined by the Compensation Committee. The performance goals are set from time-to-time by the Compensation Committee and may differ from employee to employee and from award to award. Each current employee who is an executive officer of the Company is a participant in the Short-Term Incentive Plan, as well as certain other officers of the Company.

In connection with the approval of the Short-Term Incentive Plan, the Compensation Committee also established the target cash bonus amounts for 2010 for each participating officer, which ranged from 50% to 80% of such officer’s base salary, and the Company performance criteria evaluated in determining the actual cash bonus amount. Based on the Plan, participants were eligible for awards ranging from 0% to 250% of their target cash bonus amount depending on the level of achievement of the Company financial performance criteria. The Compensation Committee then evaluated individual performance criteria in relation to established goals for each executive officer, aligned with the business plan of the Company, and adjusted the award up or down in its discretion. The Committee may also adjust the award for external conditions beyond the control of the Company or the officer. The Company financial performance component is based on achieving stated goals for 2010 target earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $110 million. Actual EBITDA for 2010 was approximately $129.6 million, which resulted in bonuses ranging from 94% to 189% of base salaries for our Named Executive Officers for 2010. For a reconciliation of EBITDA to Net Income, see Item 6. Selected Financial Information in our Annual Report on Form 10-K for the year ended December 31, 2010. The Compensation Committee did not use its discretion to determine these bonuses, other than for Mr. Briggs, which discretion was consistent with new Hay Group compensation data for his position. The Company’s Named Executive Officers were entitled to the following potential cash awards under the Plan for 2010:

Named Executive Officer & Title	Target Cash Bonus as a Percent of Base Salary	Potential Award Range as a Percent of Target Cash Bonus
Todd A. Becker, President & Chief Executive Officer	80%	0 - 250%
Jeffrey S. Briggs, Chief Operating Officer	50%	0 - 200%
Michael C. Orgas, EVP – Commercial Operations	80%	0 - 188%
Steve Bleyl, EVP – Ethanol Marketing	80%	0 - 188%
Jerry Peters, Chief Financial Officer	50%	0 - 200%

See the Summary Compensation Table below for the cash bonuses awarded for 2010. Additional information is also set forth in the Grants of Plan-Based Awards table. The Board approved modifications to the Short-Term Incentive Plan for 2011, and the Compensation Committee established specific performance goals and set target levels of cash bonuses based on a percentage of base salary.

Long-Term Incentive Compensation

Named Executive Officers are eligible to receive long-term equity-based incentive compensation awards under the Company’s 2009 Equity Incentive Plan.

The Company’s ability to operate its business and implement its strategies effectively depends, in part, on the efforts of its executive officers and other key personnel. The Company’s executive officers have developed expertise in ethanol and related industries, and they have hired qualified managers and key personnel to operate the Company’s plants, agribusiness operations, and marketing and distribution business. The grants of restricted stock, options or deferred stock units to executive officers encourage equity ownership and closely align management’s interests with the interests of shareholders, such that risks and rewards of strategic decisions are shared. Additionally, because awards will be subject to forfeiture in certain cases if the employee leaves the Company, such awards are anticipated to provide a long-term incentive to remain with the Company.

Based on Compensation Committee assessments and recommendations, the Company’s long-term compensation program includes the following components to assist in aligning management’s interests with the interests of shareholders:

•	Emphasizes “at risk” pay such as options and other long-term incentives.

•	Emphasizes long-term compensation such as options and restricted stock.

•	Rewards financial results and promotion of Company objectives as well as individual performance against individual objectives.

As part of its process, in an effort to align the interests of management and shareholders with the goal of sharing the risks and rewards of strategic decisions that are made, the Compensation Committee will review the advisability of granting shares or options to members of management. The aggregate number of shares or options granted to management will be based on the executive’s position and the value of each individual’s contributions to the Company, as well as competitive norms. During 2010, individuals’ contributions were assessed by the Compensation Committee on a subjective basis.

Based on the Company’s 2010 financial performance and individual performance evaluations, restricted stock awards were issued in March 2011 for 2010 performance. Awards made in 2011 for 2010 performance to the Company’s Named Executive Officers consisted of grants of 150,000 shares to Mr. Becker, 50,000 shares to Mr. Briggs, 15,000 shares to Mr. Orgas, 25,000 shares to Mr. Bleyl, and 25,000 shares to Mr. Peters. To align the interests of the executives with the interests of the Company’s shareholders, such that risks and rewards of strategic decisions are shared, and to encourage retention of the Company’s executive officers, the restricted stock awards vest 25% on the grant date and 25% each year for the next three years. Because they were granted in 2011, the stock awards for 2010 performance do not appear in the Summary Compensation Table for 2010.

The amounts shown in the Summary Compensation Table under 2010 stock awards were for grants made in 2010 for 2009 performance and amounts shown under 2009 stock awards were for grants made in 2009 for 2008 performance. Awards to the Company’s Named Executive Officers in 2010 for 2009 performance consisted of grants of 62,500 shares to Mr. Becker, 25,000 shares to Mr. Briggs, 20,000 shares to Mr. Orgas, 20,000 shares to Mr. Bleyl, and 20,000 shares to Mr. Peters.

For 2011, the Compensation Committee has established that it desires to make awards that provide total compensation (subject to the attainment of specific performance goals) for the executive officers to achieve total compensation in a range of the 50th to 75th percentile of total compensation, as measured by the annual compensation study which is expected to be conducted by an independent compensation consultant and evaluated annually by the Compensation Committee. The study is expected to utilize the Hay “points factor” approach to job grading. To become eligible for an award:

•	the executive officer is expected to have met his or her individual measurable performance objectives; and

•	the Company is expected to have achieved for the year:

¡	satisfactory progress toward its measurable multi-year strategic plan objectives;

¡

attainment of established banded EBITDA (defined as earnings before interest, income taxes, noncontrolling interests, depreciation and amortization) measurements that, for initial eligibility, result in positive profit before tax; and

¡	for target awards, attainment within the range of 85% to 110% of budgeted EBITDA.

The Compensation Committee retains discretion to make exceptions to these parameters in the event of circumstances beyond the Company’s control. Awards may be in a combination of options and restricted stock. Awards are expected to be awarded consistent with the target allocation based on achievement of performance goals. Awards will vest 25% upon grant, with the remaining vesting equally over the following 3 years.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code (the “Code”) precludes a public corporation from taking a deduction for compensation in excess of $1,000,000 with respect to each of the Named Executive Officers unless certain specific performance criteria are satisfied. The 2009 Equity Incentive Plan was designed to help ensure that incentive compensation awarded thereunder is considered qualified performance-based compensation within the meaning of Section 162(m). While the Company’s long-term executive compensation program seeks to maximize the tax deductibility of executive compensation, the Compensation Committee retains the flexibility to compensate executives in a manner intended to promote varying corporate goals, even if certain amounts may not be deductible under Section 162(m).

Employment and Severance Agreements

The Company has entered into employment agreements with each of the Named Executive Officers. These agreements are described below. The Compensation Committee may adjust base salary, bonus percentage or long-term incentives to levels that exceed the initial terms of the executive officers’ employment agreements based on its periodic review of compensation data.

Summary Compensation Table

The following table provides certain compensation information for the years ended December 31, 2010 and 2009, and for the 13-month period from December 1, 2007 to December 31, 2008, for the Company’s Named Executive Officers.

Name and principal position	Year	Salary ($)	Bonus ($) (1)	Stock awards ($) (1) (2)	Option awards ($) (2)	Nonequity incentive plan comp. ($) (1)	All other comp. ($) (3)	Total ($)
Todd A. Becker (4)	2010	450,000	-	1,059,375	-	849,886	37,492	2,396,753
President and Chief Executive Officer	2009	408,333	720,000	306,500	770,000	-	13,266	2,218,099
	2008	84,872	400,000	124,151	394,000	-	605,688	1,608,711

Jeffrey S. Briggs (4)	2010	250,000	-	423,750	-	347,159	12,955	1,033,864
Chief Operating Officer	2009	26,602	125,000	-	180,000	-	-	331,602
	2008	-	-	-	-	-	-	-

Michael C. Orgas (4)	2010	250,000	-	339,000	-	347,159	10,242	946,401
Executive Vice President - Commercial Operations	2009	218,333	250,000	37,500	-	-	215,583	721,416
	2008	33,333	62,500	80,750	93,974	-	9,850	280,407

Steve Bleyl (4)	2010	250,000	-	339,000	-	347,159	10,242	946,401
Executive Vice President - Ethanol Marketing	2009	250,000	250,000	50,000	-	-	858	550,858
	2008	53,045	175,000	299,500	174,784	-	-	702,329

Jerry L. Peters	2010	280,000	-	339,000	-	264,409	10,242	893,651
Chief Financial Officer	2009	294,000	224,000	22,500	-	-	10,242	550,742
	2008	236,256	123,500	149,750	174,784	-	6,371	690,661
(1)	Amounts in the “Bonus” column are discretionary cash bonuses for 2009 and 2008. Amounts for 2010 under “Nonequity incentive plan compensation” were paid pursuant to the Company’s Short-Term Incentive Plan. Any 2010 long-term incentive compensation paid in restricted stock, but not granted until 2011, is not included in this table. The amount shown in the “Stock awards” column for 2010 includes awards made in 2010 for 2009 compensation. The amount shown in the “Stock awards” column for 2009 includes awards made in 2009 for 2008 compensation. All stock awards were 25% vested at time of grant, with remaining vesting to occur over a three-year period. See “Compensation Discussion and Analysis” for additional information.

(2)	Amounts for “Stock awards” and “Option awards” reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Certain option award amounts for 2008 reflect the aggregate fair value computed on October 15, 2008, the date pre-merger options were revalued. Refer to footnote 12 to the Company’s consolidated financial statements in the Company’s Form 10-K for the year ended December 31, 2010 for more information regarding option assumptions and valuation.
(3)	“All other compensation” generally consists of the Company match to the executive officer’s 401(k) retirement plan, up to a maximum of $9,800 per employee, and imputed income on Company-paid life insurance. For Mr. Becker, the 2010 amount also includes insurance premiums paid by the Company and the Company gross-up to cover the taxes on this benefit which totaled $31,512. See “Employment Arrangements” below for further information on the employment agreement between Mr. Becker and the Company.
(4)	Messrs. Becker and Bleyl became employees and were named executive officers of the Company following completion of the VBV merger transaction on October 15, 2008. Compensation presented for these executive officers in 2008 is for the period from October 15, 2008 to December 31, 2008. Mr. Briggs served as a consultant to the Company from July 2009 to November 2009 and was hired as Chief Operating Officer in November 2009. Consulting fees paid to Mr. Briggs are not included herein. Mr. Orgas was hired as EVP – Commercial Operations in November 2008.

Employment Arrangements

Mr. Becker.    Effective October 16, 2008, the Company entered into an employment agreement with Todd A. Becker to serve as the Company’s President and Chief Operating Officer. Mr. Becker’s employment agreement was amended in December 2009 to provide for a tax gross-up payment in the event of any tax payments on fringe benefits. Mr. Becker had served as Chief Executive Officer of VBV until the closing of the VBV merger transaction. Mr. Becker was named President and Chief Executive Officer of the Company on January 1, 2009. The terms of the employment agreement provide that Mr. Becker will receive the following: (i) a minimum annual salary of $400,000, which was increased to $450,000 in November 2009 and to $525,000 in February 2011; (ii) an annual target bonus of up to 80% of 2010 annual base salary and up to 100% of 2011 annual base salary, based on objectives to be set by the Company and the Board’s Compensation Committee; (iii) awards of long-term incentive benefits of a type and at a level that is competitive with long-term incentive plan benefits provided to chief executive officers of public companies of comparable size in similar industries; and (iv) a fully-exercisable option to acquire 150,000 shares at an exercise price equal to $10 per share. Any shares acquired by Mr. Becker pursuant to exercise of the option may not be transferred, except to family members or to a trust for the benefit of Mr. Becker or his family members, for a period of three years after the closing of the VBV merger transaction, subject to certain exceptions. Those exceptions include (i) a Change in Control generally as defined in the 2007 Equity Compensation Plan and clarified in Mr. Becker’s employment agreement, and (ii) the termination of Mr. Becker’s employment without Cause or for Good Reason (as those terms are defined in the employment agreement), or due to Mr. Becker’s death or disability. Mr. Becker’s employment is “at-will” and may be terminated at any time by the Company or Mr. Becker. See Potential Payments upon Termination or Change in Control for additional information.

Mr. Briggs.    On November 23, 2009, Jeff Briggs was named Chief Operating Officer at an annual salary of $250,000 which was increased to $300,000 in February 2011. Mr. Briggs and the Company entered into an employment agreement effective March 4, 2011. The agreement provides for (i) a base salary of $300,000, subject to annual adjustments, (ii) annual target bonus of up to 50% of 2010 base salary and up to 60% of 2011 annual base salary, based on objectives set by the Company, (iii) participation in a long-term incentive program developed by the Company, and (iv) participation in Company benefit plans. Mr. Briggs’ employment is “at-will” and may be terminated at any time, by either party, for any reason whatsoever. If employment is terminated without cause or for good reason, Mr. Briggs will receive six month’s base salary and all outstanding equity awards shall fully vest. See Potential Payments upon Termination or Change in Control for additional information.

Mr. Orgas.    Mr. Orgas and the Company entered into an employment agreement effective November 1, 2008. The agreement provides for (i) a base salary of $200,000, which increased to $250,000 in November 2009, subject to annual adjustments, (ii) annual target bonus of up to 50% of 2010 base salary and up to 80% of 2011 annual base salary, based on objectives set by the Company, (iii) participation in a long-term incentive program developed by the Company, and (iv) participation in Company benefit plans. Mr. Orgas’ employment is “at-will” and may be terminated at any time, by either party, for any reason whatsoever. If employment is terminated without cause or for good reason, Mr. Orgas will receive six month’s base salary and all outstanding equity awards shall fully vest. Mr. Orgas also received relocation assistance at the time of his employment. See Potential Payments upon Termination or Change in Control for additional information.

Mr. Bleyl.    On October 15, 2008, Steve Bleyl was named Executive Vice President – Ethanol Marketing at an annual salary of $250,000. Mr. Bleyl and the Company entered into an employment agreement effective March 4, 2011. The agreement provides for (i) a base salary of $250,000, subject to annual adjustments, (ii) annual target bonus of up to 80% of 2010 and 2011 base salary, based on objectives set by the Company, (iii) participation in a long-term incentive program developed by the Company, and (iv) participation in Company benefit plans. Mr. Bleyl’s employment is “at-will” and may be terminated at any time, by either party, for any reason whatsoever. If employment is terminated without cause or for good reason, Mr. Bleyl will receive six month’s base salary and all outstanding equity awards shall fully vest. See Potential Payments upon Termination or Change in Control for additional information.

Mr. Peters.    Effective October 24, 2008, the Company entered into an amended and restated employment agreement with Mr. Peters. The terms of the employment agreement provide that Mr. Peters will receive (i) an annual base salary of $280,000, which was increased to $300,000 in February 2011, with adjustments considered annually, (ii) annual target bonus of up to 50% of annual base salary, based on objectives set by the Company, (iii) participation in the long-term incentive program developed by the Company, and (iv) other benefits that are generally available to Company employees. Mr. Peters’ employment is “at-will” and may be terminated at any time, by either party, for any reason whatsoever. If employment is terminated without cause or for good reason, Mr. Peters will receive six month’s base salary plus the greater of one-half of the maximum bonus for that year or the average bonus paid in the prior two years and all outstanding equity awards shall fully vest. See Potential Payments upon Termination or Change in Control for additional information.

Grants of Plan-Based Awards

The following table sets forth information related to grants under our Short-Term Incentive Plan and grants of stock awards pursuant to the terms of the 2009 Equity Incentive Plan to the Company’s Named Executive Officers during 2010.

Name (1)	Estimated future payouts under non-equity incentive plan awards (2)		Grant date	All other stock awards: number of shares of stock or units (#) (3)	Grant date fair value of stock and option awards ($)
	Target $	Maximum $
Todd A. Becker (4)	360,000	900,000	2/24/10	62,500	1,059,375

Jeffrey S. Briggs (5)	125,000	250,000	2/24/10	25,000	423,750

Michael C. Orgas (6)	200,000	375,000	2/24/10	20,000	339,000

Steve Bleyl (7)	200,000	375,000	2/24/10	20,000	339,000

Jerry L. Peters (8)	140,000	280,000	2/24/10	20,000	339,000
(1)	Columns for “Estimated future payouts under equity incentive plan awards,” “All other option awards: number of securities underlying options” and “Exercise or base price of option awards” have been omitted from this table because no compensation is reportable thereunder. This table includes equity awards granted in 2010 related to 2009 performance but does not include awards granted in 2011 for 2010 performance. See Summary Compensation Table for more information.
(2)	See Compensation Discussion and Analysis for additional information about the short-term incentive plan.
(3)	Stock options and restricted stock awards vested 25% immediately and will vest another 25% per year beginning on the first anniversary of the date of grant, resulting in a three-year vesting term.
(4)	Does not include 150,000 shares of restricted stock granted in March 2011 for 2010 performance.
(5)	Does not include 50,000 shares of restricted stock granted in March 2011 for 2010 performance.
(6)	Does not include 15,000 shares of restricted stock granted in March 2011 for 2010 performance.
(7)	Does not include 25,000 shares of restricted stock granted in March 2011 for 2010 performance.
(8)	Does not include 25,000 shares of restricted stock granted in March 2011 for 2010 performance.

Outstanding Equity Awards at Year-End

The following table sets forth information related to outstanding equity awards for the Company’s Named Executive Officers as of December 31, 2010.

	Option awards				Stock awards
Name (1)	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Todd A. Becker (2)	150,000	-	10.00	10/15/16
	50,000	50,000	12.48	12/22/19
					121,875	1,372,312

Jeffrey S. Briggs (2)	6,250	12,500	11.75	11/23/19
					18,750	211,125

Michael C. Orgas (2)	37,500	12,500	3.23	11/01/16
					29,773	335,244

Steve Bleyl (2)	37,500	12,500	5.99	10/15/16
					38,863	437,597

Jerry L. Peters (2)	60,000	-	19.96	06/08/15
	37,500	12,500	5.99	10/24/16
					32,613	367,222
(1)	Columns related to “Equity incentive plan awards” have been omitted because no compensation is reportable thereunder.
(2)	Stock options and restricted stock awards vested 25% immediately and vest another 25% per year beginning on the first anniversary of the date of grant, resulting in a three-year vesting term.

Option Exercises and Stock Vested

The following table sets forth information on stock options exercised or restricted stock vested for the Company’s Named Executive Officers during 2010.

Name	Option awards		Stock awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Todd A. Becker	-	-	53,125	725,094
Jeffrey S. Briggs	6,250	4,750	6,250	105,938
Michael C. Orgas	-	-	15,511	219,957
Steve Bleyl	-	-	23,182	324,662
Jerry L. Peters	-	-	13,807	205,193

Potential Payments upon Termination or Change in Control

Employment Agreement for Mr. Becker

The Company entered into an employment agreement with Mr. Becker. See “Employment Arrangements” above for additional information. Upon termination without Cause or for Good Reason, Mr. Becker is entitled to (a) one year of base salary plus the greater of his maximum annual cash bonus for that year or the average bonus paid for the prior two years, (b) up to one year of continued health and dental coverage (which ceases upon acceptance of a comparable position within such period), (c) certain relocation assistance if he relocates beyond 50 miles within six months of termination, (d) all shares acquired upon exercise of options granted therein are released from certain lock-up restrictions and (e) all outstanding options and other equity awards will fully vest.

The employment agreement also contains a “gross-up” provision pursuant to Section 280G of the Code. In the event any severance benefits provided to Mr. Becker subject him to the excise tax imposed under the Code, the Company shall pay Mr. Becker the amount necessary to make up for the excise tax paid.

For such purposes, “Cause” means one of the following: (a) a material breach by executive of the terms of this Agreement, not cured within thirty (30) days from receipt of notice from the Board of such breach, (b) conviction of, or plea of guilty or no contest to, a felony; (c) willful misconduct or gross negligence in connection with the performance of executive’s duties; or (d) willfully engaging in conduct that constitutes fraud, gross negligence or gross misconduct that results in material harm to the Company. For purposes of this definition, no act, or failure to act, on executive’s part shall be considered “willful” unless done, or omitted to be done, by executive in knowing bad faith and without reasonable belief that his action or omission was in, or not opposed to, the best interests of the Company. Notwithstanding the foregoing, executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to executive and an opportunity for executive, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board executive was guilty of the conduct set forth above in (a), (b), (c) or (d) of this definition and specifying the particulars thereof in detail.

For such purposes, “Good Reason” means any of the following if the same occurs without executive’s express written consent: (a) a material diminution in executive’s base salary as described in the employment agreement; (b) a material diminution in executive’s authority, duties, or responsibilities; (c) a material diminution in the authority, duties, or responsibilities of the person to whom executive is required to report; (d) a material change in the geographic location at which executive must perform the services (for this purpose, any relocation of more than 50 miles shall be deemed a material change); (e) any material reduction or other adverse change in executive’s benefits under any applicable and properly approved compensation plan or arrangement without the substitution of comparable benefits; or (f) any other action or inaction that constitutes a material breach by the Company under the employment agreement. To terminate for Good Reason, executive must incur a termination of employment on or before the second (2nd) anniversary of the initial existence of the condition.

Employment Agreements for Messrs. Briggs, Orgas and Bleyl

The Company has entered into an employment agreements with Messrs. Briggs, Mr. Orgas and Mr. Bleyl. See “Employment Arrangements” above for additional information. Upon termination without Cause or for Good Reason, each will receive an amount equal to six months base salary and all outstanding equity awards shall fully vest. The definitions for “Cause” and “Good Reason” are the same as described above for Mr. Becker, except that Good Reason does not define the distance for an applicable relocation in subsection (d) for Mr. Briggs or Mr. Bleyl.

Employment Agreement for Mr. Peters

On October 24, 2008, the Company entered into an amended and restated employment agreement with Mr. Peters. See “Employment Arrangements” above for additional information. If Mr. Peters is terminated without Cause or for Good Reason, Mr. Peters will receive six month’s base salary plus the greater of (i) one-half of the maximum bonus for that year or (ii) one-half of the average bonus paid in the prior two years and all outstanding equity awards shall fully vest. The definitions for “Cause” and “Good Reason” are the same as described above for Mr. Becker, except that Good Reason does not include subsection (f) in the definition above and Cause does not include the requirement of an affirmative vote of the Board.

The employment agreement also contains a “gross-up” provision pursuant to Section 280G of the Code. In the event any severance benefits provided to Mr. Peters subject him to the excise tax imposed under the Code, the Company shall pay Mr. Peters the amount necessary to make up for the excise tax paid.

Equity Acceleration

2007 Equity Incentive Plan. Awards outstanding under the 2007 Equity Incentive Plan will fully vest upon a Change in Control unless (a) assumed by the successor corporation; (b) replaced with a cash retention program providing the same value or (c) otherwise limited by the Plan Administrator. A Change in Control shall be deemed to have occurred if in a single transaction or series of related transactions:

(a)	any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act, or persons acting as a group, other than a trustee or fiduciary holding securities under an employment benefit program, is or becomes a “beneficial owner” (as defined in Rule 13-3 under the 1934 Act), directly or indirectly of securities of the Company representing 51% or more of the combined voting power of the Company;

(b)	there is a merger, consolidation, or other business combination transaction of the Corporation with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or surviving entity) outstanding immediately after such transaction; or

(c)	all or substantially all of the Company’s assets are sold.

2009 Equity Incentive Plan. Awards outstanding under the 2009 Equity Incentive Plan will fully vest upon a Change in Control (a) if not fully converted and assumed, (b) if the awards are converted and assumed, after a Qualifying Termination, or (c) by the Participant for “Good Reason,” if “Good Reason” is defined in the applicable Award Agreement or employment agreement. Qualifying Termination is defined as a termination of employment within twenty-four months following a Change in Control or by the Company other than for Cause, gross negligence, or deliberate misconduct which demonstrably harms the Company. A Change in Control shall be deemed to have occurred if in a single transaction or series of related transactions:

(a)	any person (as such term is used in Section 13(d) and 149d) of the Exchange Act), or persons acting as a group, other than a trustee or fiduciary holding securities under an employment benefit program, is or becomes a “beneficial owner” (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of securities of the Company representing 51% or more of the combined voting power of the Company;

(b)	there is a merger, consolidation, or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or surviving entity) outstanding immediately after such transaction;

(c)	during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with Company to effect a transaction described in (a) or (b) above) whose election by the Board or nomination for election by Company’s shareholders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(d)	all or substantially all of the Company’s assets are sold.

The option award agreement also provides that if an executive is terminated without Cause, the option will be deemed to have vested through the next annual anniversary of the grant date.

The following tables provide information on potential benefits that could be received by Named Executive Officers upon a termination or Change in Control. The tables assume termination as of the close of business on December 31, 2010. The closing price for the Company’s Common Stock on the last trading day of 2010 was $11.26. Post-termination health care represents the approximate value of such benefits.

Upon a Change in Control of the Company the executive may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code. As discussed above, the Company has agreed to reimburse Mr. Becker and Mr. Peters for all excise taxes that are imposed on the executive under Section 280G and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G excise taxes. Currently, amounts shown as compensation related to Change in Control do not trigger excise taxes as defined in Section 280G and therefore are not included in the tables below.

Todd Becker

Executive Benefits and Payments Upon Termination	Termination without Cause or for Good Reason	Change in Control
Termination Compensation
Base Salary and Bonus (1)	$1,575,000	$-
Equity Vesting (2)	1,433,312	1,433,312

Benefits and Perquisites
Post-Termination Health Care	15,750	-
Certain Relocation Benefits (3)	-	-

Total	$3,024,062	$1,433,312

(1)	Assumes a bonus of the greater of his maximum bonus for that year or the average of his bonuses during the prior two years.
(2)	Represents accelerated vesting of all outstanding equity awards and release of restrictions on such awards.
(3)	Mr. Becker receives certain relocation assistance in the event of termination without Cause, for Good Reason, or after a termination after a Change in Control, if he relocates more than 50 miles beyond Omaha, Nebraska within six months of such time. The value of such assistance cannot be determined until such an event occurs.

Jeff Briggs

Executive Benefits and Payments Upon Termination	Termination without Cause or for Good Reason	Change in Control
Termination Compensation
Base Salary	$150,000	$-
Equity Vesting (1)	211,125	211,125

Total	$361,125	$211,125

(1)	Represents accelerated vesting of all outstanding equity awards and release of restrictions on such awards.

Mike Orgas

Executive Benefits and Payments Upon Termination	Termination without Cause or for Good Reason	Change in Control
Termination Compensation
Base Salary	$125,000	$-
Equity Vesting (1)	435,619	435,619

Total	$560,619	$435,619

(1)	Represents accelerated vesting of all outstanding equity awards and release of restrictions on such awards.

Steve Bleyl

Executive Benefits and Payments Upon Termination	Termination without Cause or for Good Reason	Change in Control
Termination Compensation
Base Salary	$125,000	$-
Equity Vesting (1)	104,738	104,738

Total	$229,738	$104,738

(1)	Represents accelerated vesting of all outstanding equity awards and release of restrictions on such awards.

Jerry Peters

Executive Benefits and Payments Upon Termination	Termination without Cause or for Good Reason	Change in Control
Termination Compensation
Base Salary and Bonus (1)	$300,000	$-
Equity Vesting (2)	433,097	433,097

Total	$733,097	$433,097

(1)	Assumes a bonus of the greater of one-half of his maximum bonus for that year or one-half the average of his bonuses during the prior two years.
(2)	Represents accelerated vesting of all outstanding equity awards and release of restrictions on such awards.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Form 10-K for the year ended December 31, 2010.

Respectfully submitted,

Alain Treuer, Chairman

Jim Anderson

Gary Parker

Jim Barry

Compensation Committee Interlocks and Insider Participation

No members of the Compensation Committee have ever served as officers or employees of the Company, and no officers or other employees have ever served on the Company’s Compensation Committee. During 2010, no executive officers of the Company served: (i) on a compensation committee of another entity which had an executive officer serving on the Compensation Committee; (ii) as a director of another entity which had an executive officer serving on the Compensation Committee; or (iii) as a member of a compensation committee of another entity which had an executive officer who served as a director of the Company.

Compensation Risk Assessment

With the help of its compensation consultant, in 2010 the Compensation Committee reviewed the Company’s executive compensation policies and practices, and determined that the Company’s executive compensation programs are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee also reviewed the Company’s compensation programs for certain design features which have been identified by experts as having the potential to encourage excessive risk-taking, including: (i) too much focus on equity; (ii) compensation mix overly weighted toward annual incentives; (iii) uncapped payouts; (iv) unreasonable goals or thresholds; or (v) steep payout cliffs at certain performance levels that may encourage short-term decisions to meet payout thresholds.

Moreover, the Compensation Committee determined that, for all employees, the Company’s non-executive compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation, as these programs are fully discretionary after performance for the relevant period has been achieved, recommended by senior management to the Compensation Committee and reviewed at such time to support the Company’s goals and objectives.

PRINCIPAL SHAREHOLDERS

Holdings of Management and Principal Shareholders

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of March 15, 2011 for: (i) each person or group (as that term is used in Section 13(d)(3) of the Exchange Act) who is known by the Company to beneficially own more than five percent of the Company’s Common Stock, (ii) each of the Company’s directors, including the nominees for election as director, (iii) each of the Company’s Named Executive Officers, and (iv) all directors and executive officers, eighteen in number, as a group. On March 15, 2011, the Company had 36,417,647 shares of Common Stock outstanding. Except as noted below, the persons listed below possess sole voting and investment power over their respective shares. The Shareholders’ Agreement discussed above under “INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE – Board of Directors” also provides certain registration rights with respect to the shares of Company common stock held by the parties. The Shareholders’ Agreement is filed as Appendix F to the Company’s Registration Statement on Form S-4 filed on September 5, 2008.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)	Percentage of Total
NTR plc (3)	11,227,653	30.8%
Wilon Holdings, S.A. (4)	2,070,716	5.7%
53rd E Street Urbanizacion Marbella MGM Tower 16th Floor Panama City, Republic of Panama
Alain Treuer (4)	2,070,716	5.7%
Wayne B. Hoovestol (5)	946,592	2.6%
Gary Parker (6)	526,000	1.4%
Todd A. Becker (7)	520,058	1.4%
Brian Peterson (8)	255,100	*
Jerry L. Peters (9)	159,463	*
Steve Bleyl (10)	133,405	*
Michael C. Orgas (11)	103,966	*
Jeffrey S. Briggs (12)	96,128	*
Gordon Glade (13)	21,334	*
Jim Anderson	6,000	*
James Crowley	3,000	*
Jim Barry	-	*
Michael Walsh	-	*
Michael McNicholas	-	*
Executive Officers and Directors as a Group (18 persons) (14)	5,053,198	13.7%
*	Less than 1%.

(1)	Except where otherwise indicated, the address of the beneficial owner is deemed to be the same address as the Company.
(2)	Beneficial ownership is determined in accordance with SEC rules and generally includes holding voting and investment power with respect to the securities. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the designated person, but are not deemed outstanding for computing the percentage for any other person.
(3)	Based on Amendment No. 4 to its Schedule 13D filed on June 4, 2010 with the SEC. Excludes shares beneficially owned by Wilon Holdings, S.A. and Wayne Hoovestol that may be beneficially owned by NTR plc, but which NTR disclaims beneficial ownership of such shares except to the extent of its pecuniary interest. Includes ownership by NTR’s wholly-owned subsidiaries:

		Shares Beneficially Owned	% of Total
(1)	Greenstar North America Holdings, Inc. 3411 Richmond Suite 700 Houston, TX 77046	11,227,653	30.8%
On August 11, 2010, the SEC declared effective the S-3 Registration Statement that the Company had filed at the request of NTR to register the resale of 11,227,653 shares of the Company’s Common Stock as permitted under the Shareholders’ Agreement. The registration statement will permit NTR to sell some or all of its shares without restriction.
(4)	Based on Amendment No. 2 to its Schedule 13D filed on March 23, 2010 with the SEC. Excludes shares beneficially owned by NTR and Wayne Hoovestol that may be beneficially owned by Wilon, but which Wilon disclaims beneficial ownership of such shares except to the extent of its pecuniary interest. All 2,070,716 shares are owned by Wilon. Although Alain Treuer has voting and investment power with respect to the shares owned by Wilon, he disclaims beneficial ownership of the shares owned by Wilon, except to the extent of his pecuniary interest therein.
(5)	Based on Amendment No. 1 to his Schedule 13D filed on March 23, 2010 with the SEC. Excludes shares beneficially owned by NTR and Wilon that may be beneficially owned by Mr. Hoovestol, but which Mr. Hoovestol disclaims beneficial ownership of such shares except to the extent of his pecuniary interest. Includes 30,000 shares owned by Mr. Hoovestol’s wife and options exercisable within 60 days of March 15, 2011 for 50,000 shares.
(6)	Includes 494,000 shares owned by an entity of which Mr. Parker has 100% ownership.
(7)	Includes options exercisable within 60 days of March 15, 2011 for 200,000 shares.
(8)	Includes options exercisable within 60 days of March 15, 2011 for 60,000 shares. Also includes 15,000 shares that Mr. Peterson owns jointly with his child.

(9)	Includes options exercisable within 60 days of March 15, 2011 for 97,500 shares.
(10)	Includes options exercisable within 60 days of March 15, 2011 for 37,500 shares.
(11)	Includes options exercisable within 60 days of March 15, 2011 for 37,500 shares.
(12)	Includes options exercisable within 60 days of March 15, 2011 for 6,250 shares.
(13)	Includes 17,334 shares owned by entities in which Mr. Glade has ownership.
(14)	Includes options exercisable within 60 days of March 15, 2011 totaling 583,750 shares for executive officers and directors (including holdings of Wilon Holdings, S.A.) as a group.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures Regarding Related Party Transactions

The Board has adopted a written policy governing related party transactions. The related party policy requires the Audit Committee to review each Related Party Transaction (defined below) and determine whether it will approve or ratify such transaction.

For purposes of the related party policy, a “Related Party Transaction” is any transaction, arrangement or relationships with a Related Party (defined below) where the aggregate amount involved is expected to exceed $120,000 in any calendar year. “Related Party” includes (a) any person who is or was (at any time during the last year) an executive officer, director or nominee for election as a director; (b) any person or group who is a beneficial owner of more than 5% of the Company’s voting securities; (c) any immediate family member of a person described in provisions (a) or (b) of this sentence; or (d) any entity in which any of the foregoing persons is employed, is a partner or has a greater than 10% beneficial ownership interest. Certain smaller specified transactions are deemed preapproved by the Audit Committee.

In determining whether a Related Party Transaction will be approved or ratified, the Audit Committee may consider factors such as (a) the extent of the Related Party’s interest in the transaction; (b) the availability of other sources of comparable products or services; (c) whether the terms are competitive with terms generally available in similar transactions with persons that are not Related Parties; (d) the benefit to the Company; and (e) the aggregate value of the transaction.

Related Party Transactions

Sales and Financing Contracts

Three subsidiaries have executed separate financing agreements for equipment with AXIS Capital Inc. Gordon F. Glade, President and Chief Executive Officer of AXIS Capital is a member of the Company’s Board of Directors. A total of $1.1 million was included in debt at December 31, 2010 under these financing arrangements. Payments, including principal and interest, totaled $0.7 million for the year ended December 31, 2010. The highest amount outstanding during the fiscal year ended December 31, 2010 was $1.6 million and the weighted average interest rate for all financing agreements is 7.8%.

The Company has entered into fixed-price ethanol purchase and sale agreements with Center Oil Company. Gary R. Parker, President and Chief Executive Officer of Center Oil, is a member of the Company’s Board of Directors. The purchases and sales agreements are executed to hedge prices on a portion of the Company’s expected ethanol production. During the year ended December 31, 2010, cash receipts from Center Oil totaled $81.5 million and payments to Center Oil totaled $6.3 million on these contracts. The Company had $6.0 million included in accounts receivable and no outstanding payables under these purchase and sale agreements at December 31, 2010.

PROPOSAL 2

APPROVAL OF THE AMENDMENT TO THE

GREEN PLAINS RENEWABLE ENERGY, INC. 2009 EQUITY INCENTIVE PLAN

On March 2, 2011, the Board adopted, subject to shareholder approval, an amendment to the 2009 Equity Inventive Plan to increase the number of shares of Common Stock that may be issued under the 2009 Equity Incentive Plan from 1,000,000 to 2,500,000.

General Information

The purpose of the Green Plains Renewable Energy, Inc. 2009 Equity Incentive Plan (the “2009 Equity Incentive Plan”), which was approved by the Company’s shareholders at the 2009 annual meeting of shareholders, is to promote the interests of the Company and its shareholders by aligning the interests of participants with the interests of the Company’s shareholders. The aggregate number of shares of Common Stock that currently may be issued under all stock-based awards made under the 2009 Equity Incentive Plan is 1,000,000.

Equity awards are currently granted to employees, non-employee directors and consultants pursuant to the 2009 Equity Incentive Plan. As of March 15, 2011, approximately 209,415 shares remained available for awards under the Company’s equity incentive plans (1,709,415 shares if this Proposal 2 is approved by the shareholders).

The Board believes that equity incentive compensation is essential in attracting, retaining and motivating individuals. The flexibility of the 2009 Equity Incentive Plan in types and specific terms of awards allows future awards to be based on then-current objectives for aligning compensation with shareholder value. Shareholder approval of the amendment to increase the number of shares of Common Stock that may be issued under the 2009 Equity Incentive Plan will permit the Company to award equity incentives that help achieve these goals.

The following is a summary of the material terms of the 2009 Equity Incentive Plan, as amended, and is qualified in its entirety by reference to the 2009 Equity Incentive Plan. A copy of the 2009 Equity Incentive Plan, as amended, is included as Appendix A to this Proxy Statement and may also be obtained from us free of charge upon written request.

Summary of the 2009 Equity Incentive Plan

Administration

The Compensation Committee, which is comprised of four Independent Directors, administers the 2009 Equity Incentive Plan and has full power and authority to determine when and to whom awards are granted, consistent with the provisions of the 2009 Equity Incentive Plan. Subject to the provisions of the 2009 Equity Incentive Plan, the Compensation Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Compensation Committee has authority to interpret the 2009 Equity Incentive Plan, and establish rules and regulations for the administration of the 2009 Equity Incentive Plan.

Eligible Participants

Any employee, director or consultant of the Company or its subsidiaries, who is selected by the Compensation Committee, is eligible to receive an award under the 2009 Equity Incentive Plan. As of December 31, 2010, the Company had approximately 600 employees and nine non-employee directors eligible to participate.

Shares and Amounts Available For Awards

The aggregate number of shares of Common Stock that may be issued under all stock-based awards made under the 2009 Equity Incentive Plan is 1,000,000, which will be increased to 2,500,000 shares upon approval of the amendment to the 2009 Equity Incentive Plan by the Company’s shareholders at the 2011 Annual Meeting. Shares related to awards that are forfeited or expire unexercised are added back and are available again under the 2009 Equity Incentive Plan. Subject to adjustment for certain corporate transactions, no participant may be granted stock options or stock appreciation rights (“SARs”) in any year with respect to more than 500,000 shares, and no participant may be granted restricted stock, restricted stock units, performance shares and other stock-based awards in any year with respect to more than 500,000 shares. The maximum dollar value that may be earned by any participant in any 12-month period with respect to performance units that are intended to comply with the performance based exception under Section 162(m) of the Internal Revenue Code (“the Code”) and are denominated in cash is $5,000,000.

Terms of Awards

General.    Awards may be granted alone or in addition to any other award granted under the 2009 Equity Incentive Plan or any other compensation plan. Awards may be granted for no cash consideration or for cash or other consideration as determined by the Compensation Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, or shares of Common Stock, or any combination of these in a single payment. The exercise price per share under any stock option and the grant price of any SAR may not be less than the fair market value on the date of grant of such option or SAR. The fair market value of a share under the 2009 Equity Incentive Plan is the closing price on any securities exchange or NASDAQ or other over-the-counter market on which the shares are listed on the date of determination. If the shares are not listed, the Compensation Committee will determine the fair market value of the shares. The term of awards will not be longer than 10 years.

Awards other than options and SARs may be granted subject to the achievement of performance goals. The performance goals may be established by the Compensation Committee from time to time. In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the performance goals may be one or more of the following business criteria:

•	Revenue;
•	Operating income (before or after taxes);
•	Pre- or after-tax income (before or after allocation of corporate overhead and bonus);
•	Net income (before or after taxes);
•	Earnings (including earnings before taxes; earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization);
•	Earnings per share;
•	Economic value-added models or equivalent metrics;
•	Cash flow or cash flow per share (before or after dividends);
•	Stock price;
•	Total shareholder return;
•	Market share;
•	Regulatory achievements;
•	Implementation, completion or attainment of measurable objectives with respect to research, development, products, or projects;
•	Production volume levels;
•	Reductions in costs;
•	Improvement in or attainment of expense levels or working capital levels;
•	Operating margins, gross margins, or cash margin;
•	Year-end cash;
•	Debt reductions;

•	Return on equity;
•	Return on assets or net assets;
•	Return on capital (including return on total capital or return on invested capital);
•	Cash flow return on investment;
•	Efficiency ratio (non-interest expense, divided by total revenue);
•	Asset management;
•	Asset quality;
•	Asset growth or budget achievement.

The measure of performance may be set by reference to an absolute standard or a comparison to specified companies or groups of companies, and may be established separately for the Company as a whole or for our various groups, divisions or subsidiaries. The Compensation Committee shall establish performance goals and target awards for participants within the time prescribed by, and otherwise shall comply with Section 162(m) of the Code.

Stock Options.    The holder of an option is entitled to purchase a number of shares of Common Stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The option exercise price may be payable either in cash or in previously-acquired shares of Common Stock, or at the discretion of the Compensation Committee, by any other lawful means. Options are either “incentive stock options (“ISOs”)” within the meaning of Section 421 of the Code or “nonqualified stock options” and will vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee. The exercise price is established by the Committee and cannot be less than the fair market value of a share on the date of grant; the exercise price of an incentive stock option granted to an employee who owns 10% or more of the combined voting power of our stock will not be less than 110% of the fair market value of a share on the date of grant. The aggregate fair market value of Common Stock for which ISOs are granted and which are first exercisable in any one calendar year by any one employee may not exceed $100,000 in fair market value, which is determined as of the date of the grant.

Stock Appreciation Rights.    The holder of a SAR is entitled to receive the excess of the fair market value, calculated as of the exercise date, of a specified number of shares of Common Stock over the grant price of the SAR. Such amount shall be paid in shares of Common Stock or in cash, as specified in the award agreement. SARs shall vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee.

Restricted Stock and Restricted Stock Units.    The holder of restricted stock will own shares of Common Stock subject to restrictions imposed by the Compensation Committee for a specified time period determined by the Compensation Committee. The holder of restricted stock is entitled to vote the shares and to receive any dividends declared on the shares; however, any dividends declared in shares are subject to the same restrictions as the underlying shares. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of Common Stock, at some future date determined by the Compensation Committee. The holder of restricted stock units will not have voting rights but will receive dividends paid with respect to the underlying shares. The Compensation Committee may award restricted stock or restricted stock units subject to satisfaction of performance goals, which may include awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code. If the participant’s employment terminates during the vesting period for any other reason, the Restricted Stock and Restricted Stock Units will be forfeited, unless the Compensation Committee determines that it would be in the Company’s best interest to waive any remaining time-based restrictions.

Performance Awards.    Performance awards give participants the right to receive payments in cash, or shares based solely upon the achievement of certain performance goals during a specified performance period. Any shares granted may be subject to any restrictions as determined by the Compensation Committee. Performance awards granted under the 2009 Equity Incentive Plan may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

Stock-Based Awards.    The Compensation Committee may grant other equity-based awards, including unrestricted shares of our Common Stock, subject to terms and conditions determined by the Compensation Committee and limitations imposed by the 2009 Equity Incentive Plan. The awards may be conditioned on meeting performance goals and may be structured to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

Duration, Termination and Amendment.    Unless discontinued or terminated by the Board, the 2009 Equity Incentive Plan will expire on May 6, 2019. No awards may be made after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the 2009 Equity Incentive Plan prior to expiration may extend beyond the end of such period through the award’s normal expiration date.

The Board may amend, alter or discontinue the 2009 Equity Incentive Plan at any time, although shareholder approval must be obtained if required to maintain compliance with the Code, by any applicable law or for any action that would, absent such approval, violate the rules and regulations of any securities exchange applicable to the Company.

Repricing Awards

The Compensation Committee may cancel outstanding options and SARs and replace them with either new options or SARs covering the same or a different number of shares but with an exercise price not less than fair market value on the new grant date, or with cash or shares, either vested or unvested, equal in value to the cancelled options or SARs. The Compensation Committee also may reduce the exercise price of options or SARs to a price not less than the then current fair market value of Common Stock on the date of adjustment.

Change in Control

Upon change in control, as defined in the 2009 Equity Incentive Plan, all outstanding options, SARs, restricted stock and restricted stock units that are not converted into similar awards with respect to the survivor or successor parent corporation shall become fully vested and, in the case of options and SARs, fully exercisable. Options, SARs, restricted stock and restricted stock units that are converted into similar awards with respect to the survivor or successor parent corporation upon a change in control shall vest and, in the case of options and SARs, become fully exercisable upon a qualifying termination, as defined in the 2009 Equity Incentive Plan.

Unless provided otherwise in an award agreement or employment agreement, performance shares will be converted into restricted stock upon a change in control. If the restricted stock is not converted into stock or units of the survivor or successor parent corporation, the restricted stock will vest upon a change in control, and if the restricted stock is converted into stock or units of the survivor or successor parent corporation, it will vest upon a qualifying termination.

Unless otherwise provided in an award agreement or employment agreement, performance units shall be converted into time-vesting restricted cash upon a change in control, and will vest upon a qualifying termination or in accordance with the vesting schedule under the original award if earlier.

Transferability of Awards

Unless otherwise provided by the Compensation Committee, awards under the 2009 Equity Incentive Plan may only be transferred by will or by the laws of descent and distribution. The Compensation Committee may permit a participant to transfer all or a portion of his awards to members of his immediate family, to trusts for the benefit of immediate family members, or to family limited partnerships in which the participant and his family members are the only partners.

Federal Income Tax Consequences

Grant of Stock Options and SARs.    The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Options and SARs.    Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will generally be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and the Company will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of Common Stock received are taxable to the recipient as ordinary income and generally deductible by the Company, subject to the limits of Section 162(m) of the Code if applicable.

Disposition of Shares Acquired Upon Exercise of Options and SARs.    The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option, a non-qualified stock option or SAR. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under a non-qualified option or SAR. If shares purchased pursuant to the exercise of an ISO are not disposed of by the employee within two years from the date of grant of the option or within one year after the transfer of shares to him, the entire gain, if any, realized upon disposition will be taxable to the employee as long-term capital gain or loss and the Company will not be entitled to any federal income tax deduction. If an employee sells or exchanges the shares acquired under an ISO before the expiration of the required holding period, the employee will realize ordinary income in the year of such disposition in an amount equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise (minus the exercise price) or the selling price (minus the exercise price). In such event, the Company will be entitled to a tax deduction in the year of disposition equal to the amount of ordinary income recognized by the employee, subject to the limits of Section 162(m) of the Code if applicable.

Awards Other than Options and SARs.    As to other awards granted under the 2009 Equity Incentive Plan that are payable either in cash or shares of Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. The Company will generally be entitled at that time to an income tax deduction for the same amount.

As to an award that is payable in shares of Common Stock that are restricted from transfer and subject to a substantial risk of forfeiture, unless a special election is made by the holder of the award under the Code, the holder must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. The Company will generally be entitled at that time to an income tax deduction for the same amount.

Tax Deductibility and Section 162(m).    Section 162(m) places a $1,000,000 annual limit on the deductible compensation of certain executives of publicly traded corporations. The limit, however, does not apply to “qualified performance-based compensation.” The 2009 Equity Incentive Plan is designed so that awards made thereunder may qualify for the performance-based compensation exception to the deductibility limit, assuming that the 2009 Equity Incentive Plan is approved by stockholders.

Application of Section 16.    Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Delivery of Shares for Tax Obligation.    Under the 2009 Equity Incentive Plan, the Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Compensation

Committee and upon such terms and conditions as it may impose, to deliver shares of Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the holder of the option) to the Company to satisfy federal and state income tax obligations.

Equity Compensation Plans

The following table sets forth, as of December 31, 2010, certain information related to our compensation plans under which shares of our common stock are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders (1)	824,475	$18.81	382,887
Equity compensation plans not approved by security holders (2)	360,000	$7.66	-

Total	1,184,475		382,887

(1)	The maximum number of shares that may be issued under the 2009 Equity Incentive Plan as option grants, restricted stock awards, restricted stock units, stock appreciation rights, direct share issuances and other stock-based awards is 1,000,000 shares of our common stock, which includes shares remaining under the 2007 Equity Incentive plan that were rolled in the 2009 Equity Incentive Plan on May 9, 2009. Also included in the 2007 plan were 267,528 shares assumed in the October 2008 merger with VBV.
(2)	In connection with the October 2008 merger with VBV, 150,000 fully-vested options were issued to Todd A. Becker on October 16, 2008 as an inducement grant pursuant to the Becker Employment Agreement. Grants were given to six individuals for a total of 260,000 options as inducement to enter into employment arrangements with Green Plains. One-quarter of those options vested on the date of grant, with one-quarter vesting on the same date in each of the three years thereafter.

Board Voting Recommendation

Upon the recommendation of management, the Board adopted an amendment to the Green Plains Renewable Energy, Inc. 2009 Equity Incentive Plan and recommends to the shareholders that they vote FOR the approval of the amendment to the plan increasing the aggregate number of shares of Common Stock that currently may be issued under all stock-based awards made under the 2009 Equity Incentive Plan from 1,000,000 to 2,500,000. The affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote (excluding broker non-votes) is required to approve the amendment to the 2009 Equity Incentive Plan. It is intended that, unless otherwise instructed, the shares represented by the Proxy (other than broker non-votes) will be voted “For” the approval of the amendment to the 2009 Equity Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

APPROVAL OF THE AMENDMENT TO THE

GREEN PLAINS RENEWABLE ENERGY, INC. ARTICLES OF INCORPORATION

The Company is seeking shareholder approval to amend its articles of incorporation to increase the number of shares of stock authorized for issuance from 50,000,000 to 75,000,000. As the number of outstanding shares of Common Stock and shares reserved for issuance approaches the current 50,000,000 share limit, the Board believes that failure to approve this Proposal 3 could seriously restrict our ability to manage our capital needs to the potential detriment of shareholders’ interests. The Board believes additional authorized shares will allow the

Company to act with flexibility when and as the need arises to issue additional shares in the future without the delays necessitated by having to obtain a shareholder vote (except as otherwise required by law or by the rules of any securities exchange on which the shares of Common Stock are listed) and to take advantage of changing market and financial conditions in a more timely manner. Among the reasons for issuing additional shares would be to increase our capital through sales of our Common Stock and convertible notes, to effect employee stock incentive plans, and to provide additional flexibility in structuring acquisitions. Other than our equity compensation plans and previously-issued convertible notes, the Company has no plan, agreement or arrangement for the issuance of any share of Common Stock in connection with any such transaction or contractual commitment.

The Company’s articles of incorporation should be amended to provide the following:

ARTICLE II - SHARES. The number of shares of stock authorized is 75,000,000 COMMON STOCK PAR VALUE $.001.

The affirmative vote of a majority of the votes cast at the annual meeting by the holders of the common stock, assuming a quorum is present, is required to approve Proposal 3. Since only votes cast count for this purpose, broker non-votes and abstentions will not affect the outcome of the rating on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our Compensation Discussion and Analysis is presented above under “Executive Compensation.” As discussed there, the Board believes that the Company’s long-term success depends in large measure on the efforts and talents of our employees. The Company’s compensation system plays a significant role in our ability to attract, retain, and motivate the highest quality workforce. The Board believes that its current compensation program directly links executive compensation to performance, aligning the interests of the Company’s executive officers with those of its shareholders.

This Proposal 4 provides stockholders with the opportunity to cast an advisory vote on the Company’s executive compensation program.

The Board invites you to review carefully the Compensation Discussion and Analysis and the tabular and other disclosures on compensation under executive compensation. The Company is asking its shareholders to indicate their support for the Company’s executive compensation program as described in this Proxy Statement. This Proposal 4, commonly known as a “say on pay” proposal, gives the Company’s shareholders the opportunity to express their views on the Company’s Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, the Company asks you to vote “For” the following resolution:

“Resolved that stockholders approve, on an advisory basis, the compensation of the Company’s executive officers as discussed and disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and any narrative executive compensation disclosure contained in this Proxy Statement.”

While the vote does not bind the Board to any particular action, the Board values the input of the Company’s shareholders and will take into account the outcome of this vote in considering future compensation arrangements. Brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 4 if you want your broker to vote your shares on Proposal 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4.

PROPOSAL 5

ADVISORY VOTE ON FREQUENCY OF HOLDING AN ADVISORY VOTE

ON EXECUTIVE COMPENSATION

As discussed in Proposal 4, the Board values the input of its shareholders regarding the Company’s executive compensation practices. Shareholders are also being asked to express their views on how frequently advisory votes on executive compensation, such as Proposal 4, should occur. Stockholders can advise the Board on whether such votes should occur every year, every two years, every three years or they may abstain from voting.

This is an advisory vote and as such is not binding on the Board. However, the Board will take the results of the vote into account when deciding when to call for the next advisory vote on executive compensation. A scheduling vote similar to this will occur at least once every six years.

The Board recommends that the advisory vote on executive compensation be held every three years. A triennial approach provides regular input by stockholders, while allowing time to evaluate the effects of the Company’s pay program on performance over a longer period. Shareholders are not being asked to approve or disapprove of the Board’s recommendation, but rather to indicate their own choice among the frequency options. Brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 5 if you want your broker to vote your shares on Proposal 5.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EVERY “THREE YEARS”

ON PROPOSAL 5.

INDEPENDENT PUBLIC ACCOUNTANTS

Change in Accountants

On June 2, 2009, the Company dismissed L.L. Bradford & Company, LLC (“L.L. Bradford”) as its independent registered public accounting firm effective upon the filing of the Company’s Form 10-Q for the second quarter ended June 30, 2009. The Company’s Audit Committee participated in and approved the decision to change independent accountants. The Company notified L.L. Bradford of this decision on June 2, 2009.

The report of L.L. Bradford on the consolidated financial statements for the nine-month transition period ended December 31, 2008 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audit for the nine-month transition period ended December 31, 2008 and through the interim period through June 2, 2009, there have been no disagreements with L.L. Bradford on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of L.L. Bradford would have caused them to make reference thereto in their report on the consolidated financial statements for such nine-month transition period.

During the nine-month transition period ended December 31, 2008 and through June 2, 2009, there have been no reportable events (as defined in Regulation S-K Item 304(a)(l)(v)).

The Company requested that L.L. Bradford furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of that letter was filed as Exhibit 16.1 to the Company’s Form 8-K filed on June 5, 2009.

On June 2, 2009, the Company’s Audit Committee selected KPMG LLP (“KPMG”) as independent registered public accountants of the Company for the fiscal year ended December 31, 2009. During Green Plains’ two most recent fiscal years and in the subsequent period through June 2, 2009, neither Green Plains, nor anyone acting on its behalf, consulted with KPMG regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Green Plains’ financial statements, and no written report nor oral advice was provided by KPMG, or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(l)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(l)(v) of Regulation S-K.

Fees

Through the filing of the Company’s Form 10-Q for the second quarter ended June 30, 2009, the Company retained L.L. Bradford as its independent auditor. For the years ended December 31, 2010 and 2009, KPMG was the Company’s independent auditor. The following table sets forth aggregate fees billed to the Company for professional services rendered by KPMG for the years ended December 31, 2010 and 2009.

	2010	2009
Audit Fees	$514,965	$392,321
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-

Total	$514,965	$392,321

Audit Fees. Audit fees were for professional services rendered for the annual audit of the Company’s consolidated financial statements, quarterly reviews of the Company’s consolidated financial statements, reviews of other Company filings with the SEC, and other fees that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Audit-related fees are for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s consolidated financial statements, other than those previously reported under “Audit Fees.” There were no audit-related fees billed by KPMG in 2010 or 2009 not otherwise disclosed.

Tax Fees. Tax fees are for professional services rendered for tax compliance, tax advice and tax planning. The Company did not utilize KPMG for tax services in 2010 or 2009.

All Other Fees. All other fees include other products and services that are not otherwise disclosed. There were no other fees billed by KPMG in 2010 or 2009.

Pre-Approval of Audit and Non-Audit Services

The Company has adopted policies and procedures for pre-approval of all audit and non-audit services to be provided to the Company by its independent auditor. It is the Company’s policy that the Audit Committee pre-approve all audit, tax and other non-audit services. A proposal for audit or non-audit services must include a description and purpose of the services, estimated fees and other terms of the services. To the extent a proposal relates to non-audit services, a determination that such services qualify as permitted non-audit services and an explanation as to why the provision of such services would not impair the independence of the independent auditor are also required.

All of the services provided by KPMG during 2010 and 2009, and by L.L. Bradford during the first and second quarters of 2009, were approved in advance by the Company’s Audit Committee. The Audit Committee has considered whether the provision of the services performed by the Company’s principal accountant is compatible with maintaining the principal accountant’s independence.

Availability of Accountants

Representatives from KPMG are expected to be present at the Annual Meeting, and they will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

The Company has an Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Board has designated Mr. James Crowley as its audit committee financial expert as defined in Rule 407(d)(5) of Regulation S-K. Mr. Crowley also serves as the Audit Committee Chairman.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s internal control over financial reporting and an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2010, which has primary responsibility for the financial statements. KPMG, the Company’s independent auditor for the year ended December 31, 2010, is responsible for expressing an opinion as to whether the Company’s audited consolidated financial statements are presented fairly in all material respects in conformity with generally accepted accounting principles. The Audit Committee met with KPMG and Company management to discuss the Company’s financial reports. The Audit Committee discussed with KPMG the matters required to be discussed by Statement of Auditing Standard No. 114 (Communication with Audit Committees), as may be modified or supplemented. Additionally, the Audit Committee received the written disclosures and the letter from KPMG required to be delivered to them under the applicable requirements of the Public Company Oversight Board regarding communications concerning independence, and the Audit Committee considered whether KPMG maintained its independence during the year ended December 31, 2010. Based on these discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s report on Form 10-K for the year ended on December 31, 2010.

Respectfully submitted,

James Crowley, Chairman

Jim Anderson

Gordon Glade

Brian Peterson

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

Based on a review of such forms received by the Company, the Company believes that all of its directors, executive officers and 10% shareholders complied in a timely manner with the Section 16(a) filing requirements for the Company’s most recent calendar year.

OTHER MATTERS

Annual Report

This Proxy Statement and the Company’s Annual Report, which includes financial and other information about the activities of the Company, but is not to be deemed a part of the proxy soliciting material are available at our website at www.gpreinc.com. Additionally, you may access our Proxy Statement at www.edocumentview.com/GPRE. The Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge on the Company’s website at www.gpreinc.com as soon as reasonably practicable after the Company files or furnishes such information electronically with the SEC. A copy of the annual report on Form 10-K and the exhibits filed with the Company’s annual report on Form 10-K will be mailed to shareholders without charge upon written request to Green Plains Renewable Energy, Inc., Attention: Michelle S. Mapes, Corporate Secretary, 9420 Underwood Avenue, Suite 100, Omaha, Nebraska 68114. Such requests must include a good faith representation that the requesting party was either a holder of record or beneficial owner of the Company’s Common Stock on March 15, 2011. The information found on the Company’s website is not part of this or any other report the Company files with or furnishes to the SEC.

Shareholder Proposals

Pursuant to Rule 14a-4(c) under the Exchange Act, if the Company does not receive advance notice of a shareholder proposal to be raised at its next annual meeting of shareholders in accordance with the requirements of the Company’s bylaws, the proxies solicited by the Company may confer discretionary voting authority to vote proxies on the shareholder proposal without any discussion of the matter in the proxy statement. The Company’s bylaws provide that timely written notice of a shareholder proposal must be delivered to, or mailed and received by, the Corporate Secretary of the Company at the principal executive offices of the Company not less than 50 nor more than 75 days prior to the meeting (which for a May 4th meeting date is on or before March 15th and on or after February 18th). Only proposals properly delivered in this time frame may be brought before the meeting. As to each matter a shareholder proposes to bring before the 2012 annual meeting of shareholders, the shareholder’s notice must set forth: (i) a brief description of the business desired to be brought and the reasons for conducting such business at such meeting, (ii) the name and record address of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (iii) the class and number of shares of the Company which are beneficially owned by the shareholder and by any other shareholders known by such shareholder to be supporting such proposal, and (iv) any material or financial interest of the shareholder in such business. The Company’s bylaws also provide that the chairman of an annual meeting shall, if the facts warrant, determine and declare at any meeting of the shareholders that business was not properly brought before the meeting and, if he should so determine, declare that such business shall not be transacted.

Any shareholder who desires to have a proposal included in the proxy soliciting material relating to the Company’s 2012 annual meeting of shareholders must comply with Rule 14a-8 under the Exchange Act and must send a signed proposal to the Corporate Secretary of the Company at 9420 Underwood Avenue, Suite 100, Omaha, Nebraska 68114. This proposal must be received no later than December 8, 2011 to be considered for inclusion in the proxy statement for the 2012 annual meeting of shareholders.

Discretionary Authority

At the time of mailing of this Proxy Statement, the Board was not aware of any other matters that might be presented at the meeting. If any matter not described in this Proxy Statement should properly be presented, the person named on the accompanying Proxy Card will vote such proxy in accordance with his judgment.

By Order of the Board of Directors,

Michelle S. Mapes

Corporate Secretary

Dated: March 25, 2011

Appendix A

AMENDMENT NO. 1

TO THE

GREEN PLAINS RENEWABLE ENERGY, INC.

2009 EQUITY INCENTIVE PLAN

This Amendment No. 1 to the Green Plains Renewable Energy, Inc. 2009 Equity Incentive Plan (the “Amendment”) is entered into this 2nd day of March, 2011 and effective upon approval by the shareholders of Green Plains Renewable Energy, Inc. (the “Company”) pursuant to a vote of the shareholders at the May 4, 2011 annual meeting of the Company. All terms used herein, not otherwise defined herein, shall have the meaning set forth in the Green Plains Renewable Energy, Inc. 2009 Equity Incentive Plan (the “Plan”).

WHEREAS, the Board of Directors of the Company has concluded that it is in the best interest of the Company to amend the Plan, in accordance with its authority under Section 12.1 of the Plan to increase the number of Shares available for grant under the Plan; and

WHEREAS, the Board of Directors of the Company has recommended that the shareholders of the Company approve this Amendment No. 1 at the upcoming meeting of the shareholders of the Company to be held on May 4, 2011;

NOW THEREFORE, in consideration of and subject to the terms and conditions contained herein, the Plan is amended as follows:

Section 5.1 — Number of Shares is hereby amended by modifying the stated number of Shares of “1,000,000” and replacing it with “2,500,000”.

A-1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 4, 2011.

Vote by Internet •Log on to the Internet and go to www.envisionreports.com/GPRE •Follow the steps outlined on the secured website.

Vote by telephone

•Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4, and
3 years for Proposal 5.

1. To elect three directors to serve three-year terms that expire at the 2014 annual meeting:									+
	For	Withhold		For	Withhold		For	Withhold
01 - Jim Anderson	☐	☐	02 - Wayne Hoovestol	☐	☐	03 - Michael McNicholas	☐	☐

		For	Against	Abstain

2.	To approve an amendment to the Company’s 2009 Equity Incentive Plan increasing the aggregate number of shares that may be issued as stock-based awards.	☐	☐	☐
		For	Against	Abstain

4.	To cast an advisory vote on the Company’s executive compensation.	☐	☐	☐

			For	Against	Abstain

3.	To approve an amendment to the Company’s Articles of incorporation increasing the number of shares authorized for issuance.		☐	☐	☐
		1 Yr	2 Yrs	3 Yrs	Abstain

5.	To cast an advisory vote on the frequency of holding an advisory vote on executive compensation.	☐	☐	☐	☐

6. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

B	Non-Voting Items

Change of Address — Please print your new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 4, 2011:

The Notice, Proxy Statement and Annual Report are available at www.envisionreports.com/GPRE

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Green Plains Renewable Energy, Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on May 4, 2011

Proxy Solicited by Board of Directors for Annual Meeting — May 4, 2011

Todd Becker, with the power to appoint his substitute, is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Green Plains Renewable Energy, Inc. to be held on May 4, 2011 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees listed for item 1, FOR item 2, FOR item 3, FOR item 4 and 3 years on item 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4, and
3 years for Proposal 5.

1. To elect three directors to serve three-year terms that expire at the 2014 annual meeting:
	For	Withhold		For	Withhold		For	Withhold	+

01 - Jim Anderson	☐	☐	02 - Wayne Hoovestol	☐	☐	03 - Michael McNicholas	☐	☐

		For	Against	Abstain				For	Against	Abstain
2.	To approve an amendment to the Company’s 2009 Equity Incentive Plan increasing the aggregate number of shares that may be issued as stock-based awards.	☐	☐	☐	3.	To approve an amendment to the Company’s Articles of Incorporation increasing the number of shares authorized for issuance.		☐	☐	☐
		For	Against	Abstain			1 Yr	2 Yrs	3 Yrs	Abstain

4.	To cast an advisory vote on the Company’s executive compensation.	☐	☐	☐	5.	To cast an advisory vote on the frequency of holding an advisory vote on executive compensation.	☐	☐	☐	☐

6. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 4, 2011:

The Notice, Proxy Statement and Annual Report are available at www.envisionreports.com/GPRE

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

- - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - -

Proxy — Green Plains Renewable Energy, Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on May 4, 2011

Proxy Solicited by Board of Directors for Annual Meeting — May 4, 2011

Todd Becker with the power to appoint his substitute, is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Green Plains Renewable Energy, Inc. to be held on May 4, 2011 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees listed for item 1, FOR item 2, FOR item 3, FOR item 4 and 3 years on item 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

Important Notice Regarding the Availability of Proxy Materials for the

Green Plains Renewable Energy, Inc. Shareholder Meeting to be Held on May 4, 2011

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a paper copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/GPRE to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 30, 2011 to facilitate timely delivery.

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Shareholder Meeting Notice

The 2011 Annual Meeting of Shareholders of Green Plains Renewable Energy, Inc. will be held at 10:00 a.m., Central Time, on Wednesday, May 4, 2011 at the Doubletree Hotel & Executive Conference Center located at 1616 Dodge Street, Omaha, Nebraska.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all nominees listed, FOR Proposals 2, 3 and 4, and 3 YRS for Proposal 5:

1.	To elect three directors to serve three-year terms that expire at the 2014 annual meeting: Jim Anderson, Wayne Hoovestol and Michael McNicholas.

2.	To approve an amendment to the Company’s 2009 Equity Incentive Plan increasing the aggregate number of shares that may be issued as stock-based awards.

3.	To approve an amendment to the Company’s Articles of Incorporation increasing the number of shares authorized for issuance.

4.	To cast an advisory vote on the Company’s executive compensation.

5.	To cast an advisory vote on the frequency of holding an advisory vote on executive compensation.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online, by telephone or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a paper or email copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

g	Internet – Go to www.envisionreports.com/GPRE. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

g	Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

g	Email – Send email to investorvote@computershare.com with “Proxy Materials Green Plains Renewable Energy, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 30, 2011.

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